Exhibit 10.1

THIS DOCUMENT WAS DRAFTED BY,

AND AFTER RECORDING, RETURN TO:

DeWitt Ross & Stevens S.C.

Paul A. Croake, Esq.

2 East Mifflin Street, Suite 600

Madison, WI 53703

608/283-5623

DC-2775 NORTHWOODS PARKWAY, LLC

(“Borrower”)

To

AMERICAN FAMILY LIFE INSURANCE COMPANY

(“American Family”)

DEED TO SECURE DEBT, ASSIGNMENT OF RENTS AND

SECURITY AGREEMENT

Dated:	March 14, 2012

Location:	2775 Northwoods Parkway
Norcross, GA 30071

Lot:	256
District:	6th
County:	Gwinnett

i

Loan Documents		8
Loan Year		8
Note		8
Ownership Interest Impairment		8
Permitted Owners		8
Permitted Transfers		9
Premises		9
Recoverable Costs		9
Reports		10
Request for Payment		11
Restoration		11
Restoration Funds		11
SNDA		11
Security Deed		11
Tenant		12
Transfer		12
Work		12

PHRASES; RULES OF CONSTRUCTION		12

GRANTING CLAUSE A. REAL PROPERTY		14

GRANTING CLAUSE B. BUILDINGS, IMPROVEMENTS, FIXTURES, EQUIPMENT AND PERSONAL PROPERTY		14

GRANTING CLAUSE C. RENTS, LEASES AND PROFITS		14

GRANTING CLAUSE D. JUDGMENT AND INSURANCE AND CONDEMNATION AWARDS		15

GRANTING CLAUSE E. LICENSES, PERMITS, EQUIPMENT LEASES AND SERVICE AGREEMENTS		15

GRANTING CLAUSE F. PROCEEDS		16

ARTICLE 1 GENERAL COVENANTS AND AGREEMENTS		16
SECTION 1.1	PAYMENT OF INDEBTEDNESS; OBSERVANCE OF COVENANTS	16
SECTION 1.2	CONSTRUCTION, MAINTENANCE & REPAIRS	17
SECTION 1.3	PAYMENT OF OPERATING COSTS; PRIOR SECURITY DEEDS AND LIENS	17
SECTION 1.4	PAYMENT OF IMPOSITIONS	17
SECTION 1.5	REPORTS	18
SECTION 1.6	CERTIFICATE OF COMPLIANCE	18
SECTION 1.7	CONTEST OF IMPOSITIONS, LIENS AND LEVIES	19
SECTION 1.8	PROTECTION OF SECURITY	19

DEED TO SECURE DEBT, ASSIGNMENT OF RENTS

AND

SECURITY AGREEMENT

This DEED TO SECURE DEBT, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT is made as of this 14th day of March, 2012, by DC-2775 NORTHWOODS PARKWAY, LLC, a Delaware limited liability company, as grantor (“Borrower”), with a principal office at c/o John Carter, 4211 West Boy Scout Blvd., Suite 500, Tampa, FL 33607 to AMERICAN FAMILY LIFE INSURANCE COMPANY, an insurance corporation organized and existing under the laws of the State of Wisconsin, as grantee (“American Family”), whose mailing address is Investment Division, 6000 American Parkway, Madison, WI 53783-0001.

DEFINITIONS

As used in this Deed to Secure Debt, Assignment of Rents and Security Agreement and the recitals hereto, the following terms and phrases shall have the following meanings. Terms in boldface type used in any Loan Document which are not defined in such Loan Document shall have the meaning ascribed to such term or terms in the text of this Security Deed.

Accredited Lease: That certain lease signed by Peak 10 Data Center solutions on August 7, 2007, as amended April 14, 2010, with an initial term commencing August 8, 2007, and expiring August 31, 2025, whereby the Premises are leased in their entirety to Accredited Tenant, and all related amendments and addenda to all such agreements.

Accredited Tenant: PEAK 10 Inc., a Delaware corporation.

ADA Indemnity: The Loan Document entitled Americans with Disabilities Act of 1990 Indemnity Agreement by which Borrower and Guarantor, jointly and severally as indemnitors, agree to hold American Family harmless from, and to indemnify American Family against, and to reimburse American Family for, any and all losses, claims, liabilities, damages (including compensatory, consequential and punitive), injunctive relief, injuries to person or property, costs, expenses (including reasonable attorneys’ and paralegals’ fees and costs), actions or causes of action, arising at any time from, or in connection with, the Americans with Disabilities Act of 1990, 42 U.S.C. Section 12101, et seq., all amendments thereto and reauthorizations thereof, and all Disabilities Regulations.

Additional Interest: Interest at the Default Rate on any outstanding balance of Late Charges, Recoverable Costs and prepayment premiums.

American Family: American Family Life Insurance Company, an insurance corporation organized and existing under and by virtue of the laws of the State of Wisconsin whose mailing address is Investment Division, 6000 American Parkway, Madison, Wisconsin 53783-0001. American Family may be referred to by such terms as “Beneficiary”, “Indemnitee” or “Secured Party” as required by the Loan Documents. All such references shall be deemed to refer to and shall be construed as referring only to American Family, its successors and assigns.

Appraised Value: The lesser of: (a) the estimated market value of the fee simple interest (unencumbered by Leases) of the Premises and (b) the estimated market value of the leased fee interest (subject to Leases in place) of the Premises, as both are estimated by an appraiser holding the highest certification for the appraisal of commercial real estate in the state where the Premises are situated, designated MAI by the Appraisal Institute, and otherwise reasonably acceptable to American Family. The estimated value shall be certified by such appraiser in a complete self-contained appraisal report reasonably acceptable to American Family.

Approved Plans: Plans and specifications reasonably satisfactory to American Family prepared by the Architect for the Restoration.

Architect: A licensed architect reasonably satisfactory to American Family hired to complete Restoration.

Assignment: The Loan Document entitled Assignment of Leases and Rents by which Borrower assigns Borrower’s interest as landlord in all current and future Leases demising any portion of the Premises to American Family as Collateral to secure payment by Borrower to American Family of all sums contemplated by the terms, provisions, covenants and conditions of the Loan Documents.

Borrower: DC-2775 Northwoods Parkway, LLC, a Delaware limited liability company.

Brokerage Indemnity: The Loan Document entitled Brokerage Indemnity Agreement by which Borrower and Guarantor, jointly and severally as indemnitors, agree, subject to the terms and provisions thereof, to hold American Family harmless from, and to indemnify American Family against, any claims, demands or liabilities for payment of any commissions, finders’ fees or similar fees, including reasonable attorneys’ and paralegals’ fees and costs, arising in connection with issuance of the Loan Commitment, disbursement of the Loan, the procurement of Tenants for Borrower or the procurement of prospective purchasers of the Premises.

Code: The Uniform Commercial Code as adopted and in effect in the State of Georgia from time to time.

Collateral: The lien and security interests in the property described in Granting Clauses A through F of this Security Deed, and a security interest within the meaning of the Uniform Commercial Code in favor of American Family in the buildings, improvements, fixtures, equipment, personal property, rents, Leases and profits, and any judgments, condemnation and insurance awards, all as described herein.

Contractor: A building contractor reasonably satisfactory to American Family to complete the Work.

Coupon Rate: A rate of interest of Five and one-quarter percent (5.25%) per year.

Default Rate: An annual rate equal to the lesser of: (i) the maximum rate permitted by applicable law; or (ii) the greater of (a) five percent (5%) above the Coupon Rate or (b) five percent (5%) above the Index Rate in effect at the time of the occurrence of an Event of Default.

Disabilities Regulations: The act entitled Americans with Disabilities Act of 1990, 42 U.S.C. Section 12101, et seq., all amendments thereto and reauthorizations thereof, and all regulations, orders, rules, policies, and rules of common law promulgated or arising in connection therewith.

Environmental Indemnity: The Loan Document entitled Environmental Indemnity Agreement by which Borrower and Guarantor, jointly and severally as indemnitors, agree to hold American Family harmless from, and to indemnify American Family against, and to reimburse American Family for, such losses, claims, liabilities, damages (including compensatory, consequential and punitive), injunctive relief, injuries to person, property or natural resources, costs, expenses (including reasonable attorneys’ and paralegals’ fees and costs), actions or causes of action, as are described therein, in all cases subject to the terms and provisions set forth in such Environmental Indemnity.

Environmental Law: Any applicable current or future federal, state or local law, statute, regulation, order, rule or policy, or rule of common law, which regulates or affects environmental, health or safety matters, including, without limitation, those relating to: (i) the treatment, storage, disposal, generation and transportation of any Hazardous Substance; (ii) air, soil, water, electromagnetic or noise emissions or pollution; (iii) surface or ground water contamination; (iv) spills, discharges, leaks, emissions, escapes, dumping or other releases or threatened releases of any Hazardous Substance into the environment, whether or not notification or reporting to any governmental agency was or is required; (v) the protection of wildlife, marine sanctuaries, vegetation or wetlands; (vi) the utilization of building products, construction materials or construction techniques; (vii) the protection of natural resources; (viii) storage tanks, vessels or related equipment; (ix) abandoned or discarded barrels, containers and other closed receptacles; (x) reporting and notification regarding any Hazardous Substance; (xi) health or safety of employees and other persons; or (xii) otherwise relating to the manufacture, processing, use, distribution, treatment, storage, disposal, transportation, or handling of any Hazardous Substance.

Event of Default: An Event of Default, whether referred to in the singular or plural, in any Loan Document, shall be the event or any of the events described in Section 6.1 of this Security Deed or defined elsewhere in the Loan Documents.

Financing Statement: UCC Financing Statement together with all exhibits to be filed with the Office of the Clerk of the Superior Court for Gwinnett County, Georgia, the UCC Financing Statement with addendum, to be filed as a fixture filing with the Office of the Clerk of the Superior Court of Gwinnett County, Georgia, and the UCC Financing Statement to be filed with the Delaware Secretary of State.

Fraud: Any material representation or warranty of Borrower, any partner of Borrower or any Guarantor, or of any employee or agent of Borrower, any partner of Borrower or any Guarantor, to American Family at any time which proves to be false in any material respects, or is breached or dishonored, or any intentional concealment or nondisclosure by any such party of a material fact necessary to make not misleading the facts and the representations and warranties on which American Family relied in committing to or making the Loan, or on which American Family relies in protecting its rights and interests in the Loan and Collateral after the Loan is closed.

Guarantor: Carter/Validus Operating Partnership, LP., a Delaware limited partnership.

Guaranty: The Loan Document entitled Limited Guaranty by which Guarantor guaranties, in accordance with the terms, provisions, covenants and conditions of such Guaranty, such payment and performance obligations respecting the Loan as are described therein.

Hazardous Substance:

(i) Any pollutant, contaminant, pesticide, hazardous or extremely hazardous waste, or other hazardous or toxic substance, chemical, waste or material within the meaning of any Environmental Law, including, without limitation: (A) any “hazardous substance” as defined by, or identified in or pursuant to, The Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et seq., and all amendments thereto and reauthorizations thereof; (B) any “hazardous waste” as defined by, or identified in or pursuant to, The Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., and all amendments thereto and reauthorizations thereof; (C) any “hazardous material” identified in or pursuant to The Hazardous Materials Transportation Act, 49 U.S.C. Section 5101, et seq., and all amendments thereto and reauthorizations thereof; (D) any chemical substance or mixture regulated under The Toxic Substance Control Act, 15 U.S.C. Section 2601, et seq., and all amendments thereto and reauthorizations thereof; (E) any “toxic pollutant” under The Federal Water Pollution Control Act, 33 U.S.C. Section 1251, et seq., and all amendments thereto and reauthorizations thereof; or (F) any “hazardous air pollutant” under The Clean Air Act, 42 U.S.C. Section 7401, et seq., and all amendments thereto and reauthorizations thereof;

(ii) petroleum, crude oil or any fraction thereof;

(iii) natural gas, natural gas liquids, liquified natural gas (all the foregoing collectively called “Natural Gas Products”), synthetic gas or mixtures of Natural Gas Products and synthetic gas;

(iv) any radioactive material, including any source, special nuclear or byproduct material, however produced, as defined in The Atomic Energy Act, 42 U.S.C. Section 2011, et seq., and amendments thereto and reauthorizations thereof;

(v) friable asbestos-containing materials in any form or condition;

(vi) chemicals now subject to, or which become subject to, the OSHA Hazard Communication Standard, 29 C.F.R. Section 1910.1200, et seq.;

(vii) any hazardous biological agent or contaminant;

(viii) polychlorinated biphenyls (“PCBs”); or

(ix) any paint or other surface coatings that contain lead.

Impositions: All sums in the form of accrued taxes, assessments, water charges, sewer charges, energy utility charges and other fees and charges of every kind and nature whatsoever, together with any related penalties or interest charges resulting from a failure to timely pay such sums, assessed or charged against or constituting a Lien upon the Premises or any interest therein or the Indebtedness.

Indebtedness: Collectively (1) the principal sum of Three Million Three Hundred Thousand and No/100 Dollars ($3,300,000.00) evidenced by the Note, the terms and conditions of which are incorporated in this Security Deed by reference, together with any modifications, extensions or renewals thereof, and any future advances made thereunder, and all interest due thereon (including interest at the Default Rate, if any); (2) prepayment premiums associated with prepayment, if any; (3) all Late Charges, if any; (4) all Recoverable Costs, if any; (5) all Additional Interest, if any; and (6) all costs, expenses and liabilities arising out of any indemnified matters, if any.

Index Rate: The interest rate that is Three Hundred Twenty-Five (325) basis points greater than the yield on U.S. Treasury securities with ten (10) years remaining to maturity.

Insurance Premiums: All amounts required to be periodically paid by Borrower to insurance companies approved by American Family, for all insurance coverages required by the Loan Documents.

Insurance Proceeds: All proceeds of any insurance which Borrower may be entitled to receive for loss or damage to the Premises, other than insurance proceeds from insurance covering risk of loss from loss of rents and/or business interruption.

Knowledge: An individual will be deemed to have Knowledge of a particular fact or other matter if such individual is actually aware of such fact or other matter.

Late Charge: A late payment charge which results from the late payment of any monthly installment payment or other regularly scheduled payments, including escrow deposits required by the Security Deed or other Loan Documents, for Impositions and/or Insurance Premiums, or a late charge which results from Borrower’s failure to punctually provide a Report to American Family as required under the Loan Documents.

Lease: Any lease, sublease, license, concession or similar agreement, or any renewal of any such agreement, whether written or oral, granting a possessory interest in the Premises to any party other than Borrower, together with any amendments or addenda to such agreement and any guaranties of such agreement by a guarantor or guarantors of any Tenants.

Lease Modification: Any agreement, assent or acquiescence by Borrower without the prior written consent of American Family, in American Family’s reasonable business judgment, to, or leading to, any surrender, cancellation, modification, extension, renewal, buy-out or termination of the Accredited Lease, or any alteration of the terms of the Accredited Lease, or any alteration of Borrower’s interest in the Accredited Lease, including, without limitation:

(a) any pledge or assignment of the Accredited Lease or any amounts due from the Accredited Tenant under the Accredited Lease to any party other than American Family with Borrower’s consent; or,

(b) With Borrower’s consent, any consent to subordination or assignment of the interest of the Accredited Tenant under the Accredited Lease to any party other than American Family; or,

(c) any reduction of the amount, or any change in the scheduling, of rents or other payments required of the Accredited Tenant under the Accredited Lease; or

(d) any waiver, excuse, condonation, or any manner of release or discharge by Borrower of the Accredited Tenant under the Accredited Lease of, or from, the obligations, covenants, conditions and agreements to be performed under the Accredited Lease.

Levy: Any levy, execution or attachment of any nature.

Liens: Tax, construction, mechanics’, materialmen’s and other non-possessory Liens of any nature.

Loan: The loan by American Family to Borrower in the original principal amount of Three Million Three Hundred Thousand and No/100 Dollars ($3,300,000.00) as evidenced by the Note of even date with this Security Deed.

Loan Commitment: The Mortgage Loan Application and Agreement from Borrower dated February 15, 2012, and accepted by American Family on February 28, 2012, incorporating various terms, provisions, conditions and requirements to be performed by or on behalf of Borrower as a condition precedent to American Family advancing proceeds pursuant to such Mortgage Loan Application and Agreement and the Loan Documents.

Loan Documents: The Note, the Security Deed, the Guaranty, the Assignment, the ADA Indemnity, the Brokerage Indemnity, the Environmental Indemnity, the Financing Statement, and all other associated collateral security agreements.

Loan Year: A period consisting of twelve (12) consecutive months. The first Loan Year shall commence as of the date of the Note and shall end the day prior to the first anniversary date of the Note. Each subsequent Loan Year shall commence as of the subsequent anniversary of the date of the Note.

Note: The Loan Document entitled Promissory Note evidencing the Loan by American Family to Borrower, in the principal sum of Three Million Three Hundred Thousand and No/100 Dollars ($3,300,000.00) of even date with this Security Deed having a maturity date of April 10, 2022.

Ownership Interest Impairment: Except for a Permitted Transfer, any Transfer of any or all legal, economic or beneficial interests in the Premises or in a Permitted Owner. The effective date of an Ownership Interest Impairment shall be the date the Ownership Interest Impairment occurred.

Permitted Owners: Borrower and Guarantor.

Permitted Transfers: While no Event of Default exists, any:

(a) Transfer of a leasehold interest in the Premises by means of a Lease satisfying the terms and conditions of the Security Deed; or

(b) Transfer of an interest in the Premises or a Permitted Owner between or among Permitted Owners, or their members, partners or shareholders, or to an entity controlled by Permitted Owners; or

(c) Transfer of interests in the Premises or a Permitted Owner by devise or descent upon the death of a Permitted Owner or a member, partner or shareholder of a Permitted Owner; or

(d) Transfer of an interest in the Premises or a Permitted Owner to a child or spouse of a Permitted Owner; or

(e) Other Transfer to which American Family may, in its sole and absolute discretion, consent in writing.

Premises: Certain real property lying and being in Gwinnett County, State of Georgia, described in Exhibit A to this Security Deed, together with all estates and rights in and to the real property and in and to the lands lying in streets, alleys and roadways adjoining the real property, all buildings, structures, improvements and fixtures, all annexations, access rights, joint wall agreements, easements, rights of way or use, servitudes, licenses, tenements, hereditaments, appurtenances and personal property now or hereafter belonging or pertaining to that real property. The Premises shall consist of 140,700 square feet of land improved with an office building totaling 32,728 leasable square feet and site improvements including but not limited to 121 asphalt-surfaced parking spaces, lighting and landscaping. The street address of the Premises is 2775 Northwoods Parkway, Norcross, GA 30071.

Recoverable Costs: All sums advanced or costs incurred by American Family in protecting the Lien of this Security Deed or its rights or interests under any Loan Document, and any and all costs and expenses incurred in connection with making, performing, or collecting the Indebtedness or exercising any of American Family’s rights under the Loan Documents, including, but not limited to, all sums advanced or costs, liabilities or payables incurred in connection with, or pursuant to:

(a) filing and recording fees for Financing Statements, continuation statements or other Loan Documents and any expense involving modification thereto; and

(b) repair, remodeling or reconstruction of the Premises occasioned by casualty loss and which are not reimbursable by insurance; and

(c) administration of funds for Restoration or other repair of the Premises; and

(d) Impositions or Insurance Premiums on the Premises; and

(e) accrued Impositions, whether or not yet payable; and

(f) payment of all dues and charges levied or assessed at any time payable to an owners’ association or similar organization; and

(g) all damages, liabilities, costs, fees, commissions and expenses referred to in and indemnified by any indemnification agreements which are part of the Loan Documents or Leases; and

(h) satisfaction of Liens not approved in writing by American Family, whether or not prior to the Security Deed; and

(i) legal expenses, attorneys’ and paralegals’ fees, and costs, including any post-judgment legal fees and expenses; and

(j) surveys, architectural or engineering reports; Disabilities Regulations compliance evaluations; appraisals; environmental tests, reports and analyses; title reports; and

(k) reasonable maintenance expenses; and

(l) replacement cost, including installation expense, of any fixtures, equipment or personal property encumbered by the Loan Documents which are removed from the Premises and not replaced by like items of equal or greater value, except as permitted in the Loan Documents; and

(m) protection of American Family’s rights and interest in the Premises; or in the cure of any default or delinquency by Borrower under the Loan Documents or any Leases; or satisfaction of any of Borrower’s obligations under the Loan Documents or any Leases, including return of security deposits to Tenants unless previously delivered by Borrower to American Family; and

(n) foreclosure or bankruptcy proceedings pertaining to Borrower or the Premises, or any liquidation of the Premises, or a judgment of foreclosure or deficiency judgment, or collection of any such judgment, or any other judicial or administrative proceeding or exercise of power of sale whether incurred prior to or after any such proceedings; and

(o) all taxes and fees required to be paid to any government authority for the transfer of title or recording of documents.

Reports: Any document, agreement or item of information, verification or evidence specifically required of Borrower or Guarantor under any Loan Document or which American Family reasonably requests of Borrower or Guarantor from time to time to protect American Family’s interest in the Indebtedness and any Collateral that is in the possession of Borrower or Guarantor. Such items may include, but shall not be limited to, all required insurance policies, all renewals, amendments and endorsements of such policies, insurance recommendations and adjusters’ reports, official receipts and statements for payments of Impositions, financial statements, operating statements, income tax returns, sales reports, rent rolls, title reports, surveys, site plans, building plans and specifications, legal opinions, engineering and/or architectural reports, environmental audits or assessments, appraisals, market studies and certifications.

Request for Payment: Borrower’s written request for payment accompanied by a certificate by an Architect in form, scope and substance reasonably satisfactory to American Family which states all Work completed to that date has been done in compliance with the Approved Plans, that the amount requested has been paid or is then due and payable and is properly a part of the cost of Restoration, and that when added to all sums, if any, previously paid out by American Family, the requested amount does not exceed the value of Work done to the date of the certificate.

Restoration: The complete repair, restoration and rebuilding of any portion of the Premises that has been damaged or destroyed, in full compliance with all applicable legal requirements, including but not limited to all applicable Disabilities Regulations, to substantially the same conditions and character that existed just prior to any damage or destruction to the Premises.

Restoration Funds: The Insurance Proceeds or condemnation award if sufficient to cover the cost of the Restoration, American Family’s reasonable expenses for collecting and disbursing the Restoration Funds, plus an additional ten percent (10%) of the anticipated cost of the Restoration to provide for unanticipated contingencies, or if not sufficient, the Insurance Proceeds or condemnation award and a deposit by Borrower with American Family in the amount of such deficiency.

SNDA: The Subordination, Nondisturbance and Attornment Agreement and Estoppel Certificate required of Tenants in form and substance reasonably acceptable to American Family.

Security Deed: This indenture entitled Deed to Secure Debt, Assignment of Rents and Security Agreement providing security in the Collateral to American Family for payment of the Note contemplated by the terms, provisions, covenants and conditions hereof, from Borrower for the benefit of American Family.

Tenant: Any tenant, subtenant, licensee or concessionaire, or other person or entity granted a possessory interest in the Premises by a Lease.

Transfer: Any sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, merger, consolidation, grant of option or lease, or any other transfer, dilution, diminution or disposition of a legal or beneficial interest, whether effected: directly or indirectly; voluntarily or involuntarily; by a mortgage or other agreement subordinate to the Security Deed; by operation of law or otherwise; by means of a single transaction or a series of transactions; by means of an installment sales agreement; by merger or consolidation of existing interests; by creation or issuance of new interests; by change, removal, resignation or addition of any stockholder of a corporation, partner of a partnership or member of a limited liability company; or in any other manner.

Work: All work necessary to complete the Restoration in accordance with Approved Plans.

PHRASES; RULES OF CONSTRUCTION

The following provisions shall be applied wherever appropriate herein:

“herein,” “hereby,” “hereunder,” “hereof” and other equivalent words when used in any Loan Document shall refer to the Loan Document in its entirety and not solely to the particular portion of the Loan Document in which any such word appears or is used.

The definitions set forth in each Loan Document shall be deemed applicable whether the words defined are used in the singular or the plural.

Wherever used in the Loan Documents any nouns or pronouns shall be deemed to include both the singular and plural and to cover all genders or entities, as the case may be.

The captions and headings of various sections of this Security Deed and the other Loan Documents are for convenience only and are not to be construed as confining or limiting in any way the scope or intent of the provisions thereof.

The terms “Section” and “Subsection” when used in any Loan Document with identifying numbers and/or letters shall, unless otherwise specified, refer to the respective sections and subsections within that Loan Document which are labeled with such numbers and/or letters. The phrases “this Section” and “this Subsection,” when used in any Loan Document without identifying numbers and/or letters, shall refer to the respective sections or subsections within that Loan Document wherein such phrases appear.

Unless otherwise provided, any determination or Reports which require the application of accounting concepts or principles shall be provided in accordance with generally accepted accounting principles.

Whenever any Loan Document grants any right of decision to American Family, whether by stating that any particular item, decision or course of action “may” be requested, required, determined, approved, accepted, consented to or elected by American Family, or that American Family “may” undertake any particular course of action; or by indicating that any particular item, decision or course of action shall require the consent of American Family or be acceptable or satisfactory to American Family, or shall be accepted, approved or determined by American Family; or that any choice shall belong to American Family or any issue or choice shall be decided or determined by American Family; or by granting any right, election or option to American Family; and whenever any of the Loan Documents in any other way grants, whether explicitly or implicitly, any other right of decision to American Family; then, unless specifically indicated otherwise, all such decisions, consents or approvals by American Family shall be made, given or withheld at American Family’s reasonable discretion and shall not be binding on American Family unless in writing.

W I T N E S S E T H :

NOW, THEREFORE, Borrower, as Grantor, in consideration of the premises hereof, and for the purpose of securing (l) payment of the Note and any renewals, extensions, or modifications thereof; (2) payment of all other sums with interest which may be advanced pursuant to this Security Deed; (3) the performance of all the covenants, conditions, stipulations, and agreements herein and in the Note, the Assignment and the other Loan Documents of even date herewith, HEREBY GRANTS, REMISES, RELEASES, ALIENS, TRANSFERS, CONVEYS, ASSIGNS, and SELLS to American Family, as Grantee, its successors and assigns, forever, with the power of sale, all of Borrower’s right, title and interest now owned or hereafter acquired in and to the following described property in Granting Clauses A through F (“Property”).

GRANTING CLAUSE A.

REAL PROPERTY

All tracts or parcels of real property lying and being in the County of Gwinnett, State of Georgia, as more fully described in Exhibit A attached hereto and made a part hereof, together with all estates and rights in and to the real property, water, mineral or oil rights and in and to the lands lying in streets, alleys and roadways or gores of land adjoining the real property and all structures, annexations, access rights, easements, rights of way or use, servitudes, tenements, hereditaments and appurtenances now or hereafter belonging or pertaining to the real property and all proceeds and products derived therefrom whether now owned or hereafter acquired; and

GRANTING CLAUSE B.

BUILDINGS, IMPROVEMENTS, FIXTURES,

EQUIPMENT AND PERSONAL PROPERTY

All buildings, equipment, fixtures, improvements, building supplies and materials and personal property now or hereafter attached to, located in, placed in or necessary to the use, operation, maintenance, or security of the Premises, including, but without being limited to, all machinery, fittings, fixtures (including Borrower’s trade fixtures), apparatus, equipment or articles used to supply and regulate heating, gas, electricity, air conditioning, water, light, waste disposal, power, refrigeration, ventilation, fire and sprinkler protection, as well as freezers, elevators, escalators, hoists and assists, and the like, and all signage, shelving, racking, furnishings, supplies, draperies, maintenance and repair equipment, floor coverings, ceiling tiles, screens, storm windows, blinds, awnings, shrubbery and plants, as well as renewals, replacements for, software used in, proceeds, additions, accessories, increases, parts, fittings, insurance payments, awards and substitutes thereof, together with all interest of Borrower in any such items hereafter acquired. All personal property referred to herein, including any personal property provided by Borrower as a condition of any Lease, shall be deemed fixtures and accessory to the freehold and a part of the realty and not severable in whole or in part without material injury to the Premises, excluding therefrom any chattels, inventory, equipment, removable personal property and trade fixtures owned and used by any Tenant in its trade or business; and

GRANTING CLAUSE C.

RENTS, LEASES AND PROFITS

All rents, issues, income, revenue, receipts, fees, and profits now due or which may hereafter become due under or by virtue of, and together with all right, title and interest of Borrower in and to, any and all Leases, together with all security therefor and all monies payable thereunder, including, without limitation, Tenant security deposits, and all books and records which contain information pertaining to payments made thereunder and security therefor, subject, however, to the conditional permission herein given to Borrower to collect the rents, income and other normal income benefits arising under any agreements. American Family shall have the right, at any time and from time to time, to notify any Tenant of the rights of American Family hereunder.

Together with all right, title and interest of Borrower in and to any and all contracts for sale and purchase of all or any part of the property described in Granting Clauses A, B, C and E hereof, and any down payments, earnest money deposits or other sums paid or deposited in connection therewith; and

GRANTING CLAUSE D.

JUDGMENT AND INSURANCE AND

CONDEMNATION AWARDS

All awards or compensation made by any governmental or other lawful authorities for the taking or damaging by eminent domain of the whole or any part of the Premises, including any awards for a temporary taking, change of grade of streets or taking of access, together with any insurance awards payable due to casualty to any portion of the Premises; all rights and interests of Borrower against others, including adjoining property owners, arising out of damage to the Premises including damage due to environmental injury or release of Hazardous Substances; and

GRANTING CLAUSE E.

LICENSES, PERMITS, EQUIPMENT LEASES AND

SERVICE AGREEMENTS

All right, title and interest of Borrower in and to any licenses, permits, regulatory approvals, government authorizations, service contracts or agreements, and any and all other intangibles and all proceeds therefrom, arising from, issued in connection with or in any way related to the use, occupancy, operation, maintenance or security of the Premises, together with all replacements, additions, substitutions and renewals thereof, which may be assigned pursuant to agreement or law; and

GRANTING CLAUSE F.

PROCEEDS

All sales, refinancing or other proceeds, including deposits and down payments, derived from or relating to the Property.

TO HAVE AND TO HOLD THE SAME and all the estate, right, title and interest, in law and in equity, of Borrower in and to the Property unto American Family, its successors or assigns, in fee simple forever.

Borrower WARRANTS AND REPRESENTS that Borrower is lawfully seized of the Property, in fee simple, absolute, that Borrower has the legal right to convey and encumber the same, and that the Property is free and clear of all liens and encumbrances, except as set forth on Exhibit B hereof. Borrower further warrants and will forever defend all and singular the Property and title thereto to American Family and American Family’s successors and assigns, against the lawful claims of all persons whomsoever. Borrower intends that this deed convey title as a security deed, not a mortgage, under the laws of the State of Georgia.

PROVIDED ALWAYS that if all the Indebtedness is paid in full, then American Family shall furnish an instrument canceling this Security Deed, as provided by law at Borrower’s cost.

TO PROTECT THE SECURITY OF THIS SECURITY DEED

BORROWER

FURTHER COVENANTS AND AGREES AS FOLLOWS:

ARTICLE 1

GENERAL COVENANTS AND AGREEMENTS

SECTION 1.1 PAYMENT OF INDEBTEDNESS; OBSERVANCE OF COVENANTS. Borrower shall duly and punctually pay each and every installment of principal and interest on the Note and all other Indebtedness, as and when the same shall become due, and shall duly and punctually perform and observe all of the covenants, agreements and provisions contained in the Loan Documents.

Notwithstanding anything to the contrary herein provided, during the term of the Accredited Lease and while no default exists under the Accredited Lease (as defined in the Accredited Lease) and no Event of Default under any Loan Document exists that is also a default under the Accredited Lease, to the extent the provisions of the Accredited Lease, other than the covenants of the Accredited Tenant to pay rent (as defined in the Accredited Lease), conflict with the provisions of the Loan Documents, the provisions of the Accredited Lease shall control.

SECTION 1.2 CONSTRUCTION, MAINTENANCE & REPAIRS. Borrower represents that, to its Knowledge, the Premises have been built in accordance with all applicable codes, laws and regulations, including Disabilities Regulations then in effect, and in accordance in all material respects with only those plans and specifications, if any, submitted to and approved by American Family.

Borrower shall keep and maintain the Premises in good repair and operating condition free from any waste or misuse, and shall comply with all applicable requirements of law, municipal ordinances and regulations, restrictions and covenants affecting the Premises and their use and, subject to Section 3.4 respecting the application of Insurance Proceeds, shall promptly repair or restore any buildings, improvements or structures now or hereafter on the Premises which may become damaged or destroyed to their condition immediately prior to any such damage or destruction. Borrower agrees that the Premises shall be maintained in compliance with, and any repairs, alterations, additions or replacements thereto or thereof shall be performed in compliance with, all applicable Disabilities Regulations. Borrower further agrees that, except as otherwise provided in the Accredited Lease, without the prior written consent of American Family, which consent shall not be unreasonably withheld, delayed, or conditioned, Borrower shall not expand any improvements on the Premises, erect any new improvements or make any alterations in any improvements which will materially alter the basic structure, materially affect the market value in an adverse manner or materially change the existing architectural character of the Premises. “Materially” shall mean any alteration or change, or cumulative alterations or changes, excluding non-structural tenant improvements and/or cosmetic changes such as relocation or removal of demising walls, over the term of the Loan, which costs Twenty Thousand and No/100 Dollars ($20,000.00) or more or which adversely affect the market value of the Premises by more than Twenty Thousand and No/100 Dollars ($20,000.00). Borrower shall not, without the prior written consent of American Family, which consent may not be unreasonably withheld by American Family, acquiesce in any rezoning classification, modification or restriction affecting the Premises, nor shall Borrower abandon the Premises.

SECTION 1.3 PAYMENT OF OPERATING COSTS; PRIOR SECURITY DEEDS AND LIENS. Borrower agrees that it will pay all operating costs and expenses of the Premises; keep the Premises free from Liens; keep the Premises free from any Levy and will pay when due all indebtedness which may be secured by a security deed, Lien or charge on or against the Premises and upon request will exhibit to American Family satisfactory evidence of such payment and discharge.

SECTION 1.4 PAYMENT OF IMPOSITIONS. During the term of the Loan, Borrower shall pay all Impositions when due and before imposition of any penalty or interest thereon, and provide American Family proof of payment of real estate taxes and property-related assessments not later than fifteen (15) days after such Impositions would become delinquent if not paid. Borrower shall annually certify that all Impositions have been timely paid for the preceding twelve (12) months. In the event a payment of an Imposition becomes delinquent, Borrower shall in writing, report the due date and amount of such delinquency to American Family within fifteen (15) days of the date of such delinquency. In the event of a court decree or any enactment after the date hereof by any legislative authority of any law imposing upon a holder of a security deed payment of the whole or any part of any Impositions herein required to be paid by Borrower, or changing in any way the laws relating to the taxation of security deeds or debts secured by security deed so as to impose such Imposition upon American Family or on the interest of American Family in the Premises, then in any such event, Borrower shall bear and pay the full amount of such Imposition, provided that if for any reason payment by Borrower of any such Imposition would be unlawful, or if the payment thereof would constitute usury or render the Indebtedness wholly or partially usurious, American Family, at its option, may pay that amount or that portion of such Imposition which renders the Indebtedness unlawful or usurious, in which event Borrower shall concurrently therewith pay the remaining lawful and non-usurious portion or balance of said Imposition. Nothing herein shall obligate Borrower to reimburse Lender for income or similar taxes payable by Lender in connection with the Loan secured hereby.

SECTION 1.5 REPORTS. Borrower and each Guarantor shall provide to American Family at Borrower’s sole expense during the term of the Loan, such Reports as may be specifically prescribed by the Loan Documents or as are reasonably requested from time to time of any such party by American Family. Whenever American Family submits a written request to any such party for a Report, such Report shall become due thirty (30) days after the postmarked date of American Family’s request, unless it is not reasonable to produce the requested report within 30 days, or within such other period as such party may request of American Family in writing within fifteen (15) days of such postmarked date, and to which period American Family may reasonably consent in writing, such consent not to be unreasonably withheld. If such party fails to provide a requested Report by the due date for that Report, Borrower shall pay a Late Charge equal to One Thousand and NO/100 Dollars ($1,000.00) for each such instance. Any such Late Charge shall become due on the date when the item which such party fails to provide was due. All such Late Charges shall be cumulative and recurring. Borrower shall also pay Additional Interest monthly on the due date of scheduled principal and interest payments, at the Default Rate specified in the Note on the average daily balance of the cumulative amount of such Late Charges, until all such Late Charges are paid in full. If at maturity of the Loan all such Late Charges and Additional Interest have not been paid by Borrower to American Family, American Family may lawfully withhold any document evidencing satisfaction and payment of the Loan.

SECTION 1.6 CERTIFICATE OF COMPLIANCE. Borrower shall annually, during the term of the Loan, provide to American Family a sworn Certificate of Compliance in the form of Exhibit D, certifying and representing to American Family that Borrower is in compliance with all provisions of the Loan Documents and all Leases respecting the Premises.

SECTION 1.7 CONTEST OF IMPOSITIONS, LIENS AND LEVIES. Borrower shall not be required to pay, discharge or remove any Imposition, Lien, or Levy so long as Borrower shall in good faith contest the same or the validity thereof by appropriate legal proceedings which shall operate to prevent collection of the Imposition, Lien or Levy so contested and to prevent sale of the Premises, or any part thereof to satisfy the same, provided that Borrower shall, at least five (5) business days prior to the date such Imposition, Lien or Levy is due and payable, have given such reasonable security as may be requested by American Family to ensure such payments and prevent any sale or forfeiture of the Premises by reason of such nonpayment. In no event shall the security given by Borrower be less than the amount of such Imposition, Lien or Levy, plus a reasonable additional sum to pay all costs, interest and penalties that may be imposed or incurred in connection therewith, to assure payment of the matters under contest and to prevent any sale or forfeiture of the Premises or any part thereof. The security shall be in cash, its equivalent, an indemnity bond or surety, or such other form as may be acceptable to American Family. Any such contest shall be prosecuted with due diligence, and Borrower shall promptly after final determination thereof pay the amount of any such Imposition, Lien or Levy so determined, together with any interest and penalties payable in connection therewith. Upon evidence reasonably satisfactory to American Family of final payment of any such Imposition, Lien or Levy contested by Borrower, American Family shall within a reasonable time period return the balance of the security, if any, to Borrower. Notwithstanding the provisions of this Section, Borrower shall, and if Borrower shall fail so to do, American Family may, but shall not be required to, pay such Imposition, Lien or Levy notwithstanding such contest if in the reasonable opinion of American Family the Premises shall be in jeopardy or in danger of being wholly or partially forfeited or foreclosed. Any such payments by American Family shall be deemed Recoverable Costs.

SECTION 1.8 PROTECTION OF SECURITY. Borrower agrees to promptly notify American Family of any suit, action or proceeding that is reasonably likely to affect the value of the Premises. In such event, American Family may elect to appear in or through its counsel and defend any such action or proceeding. So long as Borrower proceeds, in the reasonable judgment of American Family, to defend any such suit, action or proceeding in good faith and is making every reasonable effort to resolve such suit, action or proceeding, Borrower shall have the authority, but only with the prior written concurrence of American Family, such concurrence not to be unreasonably withheld, conditioned or delayed, to determine when and under what circumstances and terms of settlement, such suit, action or proceeding may be resolved. If American Family, in the exercise of its business judgment, reasonably believes Borrower is not proceeding with due dispatch and in good faith to defend or resolve such suit, action or proceeding, American Family may elect, through its counsel, to appear in and defend any suit, action or proceeding. Borrower agrees to indemnify and reimburse American Family from any and all loss, damage, expense or cost arising out of or incurred in connection with any such suit, action or proceeding, including costs of evidence of title and reasonable attorneys’ and paralegals’ fees and costs. Any such losses, damages, expenses or costs shall be deemed Recoverable Costs.

SECTION 1.9 ANNUAL STATEMENTS. Annually during the term of the Loan, Borrower shall submit to American Family the following Reports in form and detail satisfactory to American Family by April 30th of each year unless otherwise specified:

(a) May 15 – A certified annual operating statement of the Premises for the preceding calendar year, in form and detail satisfactory to American Family, indicating all income and expenses, including expenses for leasing commissions, and all tenant improvements and other capital improvements, if any; and,

(b) June 30 – The Certified audited financial statement of the general partner of Guarantor, dated no earlier than the end of the preceding calendar year; and,

(c) June 30 – Certified financial statements of Borrower dated no earlier than the end of the preceding calendar year, including, a balance sheet and income statement; and,

(d) June 30 – Complete copies of Guarantor’s executed and filed Federal income tax returns for the preceding calendar year and, alternatively for any such taxpayer which petitions for an extension to file a Federal income tax return pursuant to Internal Revenue Code Section 6081, a copy of each such petition or request and a copy of each such tax return when filed; and,

(e) January 31 & July 31 – Following any calendar year during which an accredited tenant does not occupy all of the Premises for the entire year, a certified rent roll of the Premises dated no earlier than the last day of the preceding calendar year (due January 31) and June 30 of the current year (due July 31), including such information on vacancies, Tenants, Leases, Lease income and rent collection as American Family may reasonably require

Borrower covenants that it shall keep true and accurate records of its business operations and the operation of the Premises. In the event Borrower fails to furnish any of the above statements when due, or upon an uncured Event of Default and the expiration of any applicable opportunity to cure period, American Family may cause an audit to be made of the respective books and records of Borrower at the sole cost and expense of Borrower. In the event of an uncured Event of Default, American Family also shall have the right to examine at any time during regular business hours, at their place of safekeeping, all books, accounts and records relating to Borrower’s operation of the Premises, to make copies or abstracts therefrom and to discuss the affairs, finances or accounts with the officers or employees of Borrower and its accountants.

SECTION 1.10 ADDITIONAL ASSURANCES. Borrower agrees to execute and deliver, upon the reasonable request of American Family, such further instruments, and do such further acts, as may be necessary or proper to carry out more effectively the purposes of the Loan Documents. Borrower agrees to pay all reasonable expenses incurred in the making of the Loan, including but not limited to, reasonable attorneys’ and paralegals’ fees and costs, recording fees, filing fees, or other charges arising out of or incident to the filing or recording of the Security Deed, any of the other Loan Documents, and any eventual satisfactions thereof, or the delivery and recording of such further assurances and instruments as may be required pursuant to the terms of this Section.

SECTION 1.11 PROHIBITION OF OWNERSHIP INTEREST IMPAIRMENT. Borrower acknowledges that in making the Loan, American Family is relying to a material extent on the business expertise and net worth of Permitted Owners and on the continuing interest that each Permitted Owner has, directly or indirectly, in the Premises. Borrower shall not, and shall not permit its members to, without the prior written consent of American Family, cause or permit any Ownership Interest Impairment during the term of this Loan. The occurrence of any Ownership Interest Impairment shall constitute an Event of Default and shall give American Family the right to declare all Indebtedness immediately due and payable without further notice. Prepayment due to the occurrence of an Ownership Interest Impairment shall be subject to a prepayment premium as provided in the Note.

SECTION 1.12 PERMITTED TRANSFERS. With respect to Permitted Transfers, Borrower shall submit to American Family (a) a complete description of each proposed Transfer with all accompanying documentation not less than twenty (20) business days before the proposed effective date of such Transfer; and (b) upon American Family’s request, a deposit in an amount American Family may reasonably request to pay for American Family’s out-of-pocket expenses, including reasonable fees for outside legal counsel, to determine whether the proposed Transfer is a Permitted Transfer not requiring American Family’s prior written consent, or if requiring such consent whether such Transfer is acceptable to American Family, and for preparation of any documentation American Family may reasonably require in connection with such Transfer. American Family may require, for any such Permitted Transfers to a person or entity other than a Permitted Owner, that such transferee expressly assume the obligations under the Loan Documents of the transferor to the extent of the transferred interest.

SECTION 1.13 LOAN ASSUMPTION. Notwithstanding anything to the contrary in the Loan Documents, Borrower may request American Family to permit assumption of the Loan by a proposed purchaser of the Premises other than a Permitted Owner. In such event Borrower shall submit to American Family, not less than twenty (20) business days prior to any prospective closing date of such sale, a complete description of such proposed sale, and such information respecting the proposed purchaser as American Family may request. If American Family in its reasonable discretion approves such sale and assumption, such approval not to be unreasonably withheld, the Loan may be assumed by such purchaser upon execution by Borrower and such purchaser of all documentation required by American Family, reimbursement of American Family by Borrower of any out-of-pocket expenses incurred by American Family in connection with underwriting and documenting such assumption, and payment by Borrower to American Family of an assumption fee equal to one percent (1%) of the assumed principal balance of the Loan. American Family may in its sole discretion require a reasonable deposit from Borrower, prior to approving such sale and assumption, in an amount intended to secure payment of any such reimbursable expenses. All such out-of-pocket expenses and fees shall be deemed Recoverable Costs.

SECTION 1.14 TAX INCREMENTAL FINANCING. Borrower represents that the Premises are not currently included in a Tax Incremental Financing (“TIF”) program or other similar public finance program, and agrees and covenants not to voluntarily include, nor permit inclusion of, the Premises in any such program. If the Premises becomes classified, without the prior consent or permission of American Family, as property located within a TIF district or equivalent district associated with a similar public finance program, Borrower shall not, without the prior written consent of American Family, which consent shall not be unreasonably withheld, conditioned or delayed, avail itself of or otherwise participate in any public financing which becomes available as a result of inclusion of the Premises within such district, nor voluntarily subject itself or the Premises to any assessment or valuation requirements, real estate tax guarantees or other restrictions or agreements associated with such district or financing. Without American Family’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, Borrower’s voluntary inclusion, or acquiescence to the inclusion, of the Premises in a TIF program or similar public finance program, or voluntary participation in any public financing associated with any such program, or voluntary subjugation of itself or the Premises to any requirements, guaranties or other restrictions or agreements associated with any such program, shall constitute an Event of Default and shall give American Family the right to declare all Indebtedness immediately due and payable without further notice. Any prepayment which derives from such Event of Default shall be subject to a prepayment premium as provided in the Note.

SECTION 1.15 ADDITIONAL INTEREST. Any and all sums in the form of Late Charges, prepayment premiums or Recoverable Costs which may become due to American Family from Borrower under any Loan Document shall bear Additional Interest from the date such sums are due until the date such sums are received by American Family. Unless otherwise specified herein: (a) any Late Charges shall become due on the date of the regularly scheduled payment next following the event resulting in such Late Charges, (b) payment to American Family of any Recoverable Costs shall become due as of the postmarked date of American Family’s written demand to Borrower for such payment, and (c) any prepayment premium shall become due on the date that the prepayment resulting in such premium is received by American Family or the date of American Family’s acceleration of the Indebtedness, whichever is earlier.

SECTION 1.16 AMERICAN FAMILY’S APPLICATION OF PAYMENTS. If Borrower is in compliance with all terms and provisions of the Loan Documents and does not owe any sums to American Family pursuant to the Loan Documents other than regularly scheduled future payments of principal and interest, then all monthly Loan payments received by American Family from Borrower during the term of this Loan shall be applied first to interest and then to principal in accordance with the Amortization Schedule attached to the Note. However, in the event Borrower is not in compliance with all terms and provisions of the Loan Documents or owes any sums to American Family under the Loan

Documents other than regularly scheduled future payments of principal and interest, any payments may be applied by American Family to Recoverable Costs, Late Charges, prepayment premiums, Additional Interest, if any, or to interest payable by Borrower on the outstanding principal balance of the Loan, or to the principal balance of the Loan, in such order as American Family may, in its sole discretion, determine, notwithstanding the application of monthly payments shown by the Amortization Schedule attached to the Note. Any regularly scheduled payment of interest, if not paid when due, shall become so much additional principal and bear interest from the date due at the Default Rate.

SECTION 1.17 ESCROWS. In the event of any uncured Event of Default that continues after the expiration of any applicable opportunity to cure period, Borrower shall, upon American Family’s written request, deposit an initial amount equal to American Family’s estimate of all Impositions and insurance premiums due or accrued against the Premises as of the date of such request, whether or not then payable, and shall monthly thereafter, on the day of each month when monthly payments of principal and interest are due, deposit such amounts as American Family may reasonably estimate are required to fully fund all future Impositions and insurance premiums on an accrual, rather than cash installment, basis. In the event that any time after commencement of such monthly deposits the total amount of deposits shall not be sufficient to pay all Impositions and insurance premiums then due, or shall be less than the amount estimated by American Family, Borrower shall, upon the request of American Family, promptly pay to American Family any amount necessary to make up such deficiency. Borrower shall provide American Family with tax invoices, insurance premium notices, and other related documents at least ten (10) regular business days prior to their due date. American Family shall pay all such monthly Impositions and insurance premiums on behalf of Borrower from the money so deposited by Borrower. Any excess of any such deposits shall be applied against subsequent payments to be made for such items. If an uncured Event of Default occurs under the terms of any Loan Document, American Family may, at its option, without being required to do so, apply any such deposits on hand to the Indebtedness in such order and manner as American Family may elect. When the Indebtedness has been fully paid, any remaining deposits shall be returned to Borrower as its interest may appear. All such deposits shall be pledged as additional security for the Indebtedness and shall be held for the purposes herein provided either at a federally insured financial institution acceptable to American Family or alternatively, at American Family’s option, by American Family. If such deposits are held by American Family, they may be commingled with other funds of American Family, shall be held without any allowance for interest thereon, and shall not be subject to the management or control of Borrower.

SECTION 1.18 INDEMNIFIED MATTERS. Borrower is aware that American Family is relying on the warranties and representations contained in the Loan Documents in making the Loan secured by the Security Deed. Borrower agrees to indemnify, defend and hold American Family harmless against any loss, liabilities, costs or fees, including without limitation reasonable attorneys’ and paralegals’ fees and costs, American Family suffers at any time, whether during the term of the Loan or at any time thereafter, as a result of any inaccuracy in any statements certified in the Loan Documents, regardless of whether Borrower or any Guarantor had knowledge thereof. The obligations of Borrower under all indemnifications contained in the Loan Documents shall be the direct obligations of each such party, respectively, in addition to constituting additional Indebtedness, and shall survive satisfaction of the Loan. Any breach of any indemnification contained in the Loan Documents shall constitute an Event of Default.

ARTICLE 2

MANAGEMENT, LEASES AND RENTS

SECTION 2.1 PROPERTY MANAGEMENT. Carter Validus Real Estate Management Services, LLC shall manage the Premises unless replaced with property management approved in advance in writing by American Family, such approval not to be unreasonably withheld, conditioned or delayed. Management of the Premises shall at all times be reasonably satisfactory to American Family and American Family shall have the right to require correction of any and all management deficiencies. As used herein, “management deficiencies” shall mean failures to manage the Premises in accordance with generally accepted management practices for properties similar to the Premises. In the event any management deficiency is not corrected within thirty (30) days after written notice thereof to Borrower, such failure to correct such management deficiencies shall constitute an Event of Default. At least sixty (60) days preceding any proposed material change in management, or in any management agreement affecting the Premises, Borrower shall notify American Family of the proposed change in writing. American Family shall and does retain the right to consent to any material change in management by Borrower, such consent not to be unreasonably withheld, conditioned or delayed. If Borrower proceeds with a material change of management without the prior written consent of American Family, such action by Borrower shall likewise constitute an Event of Default. Upon or at any time following any Event of Default and the expiration of any applicable opportunity to cure period, American Family shall have the right to replace the management of the Premises by selecting and engaging a new property manager for the Premises, and Borrower shall pay any compensation of such management which cannot be timely paid from cash generated by operations of the Premises. The property management agreement shall require Borrower and/or the property manager, upon an Event of Default, to send to American Family certified monthly operating statements, rent rolls, evidence of real estate tax payments, evidence of insurance payments, and such other related documents as American Family may require. For the purposes of this Section, the management of the Premises shall be deemed to include all leasing and construction management efforts respecting the Premises.

SECTION 2.2 AMERICAN FAMILY’S APPROVAL OF FUTURE LEASES REQUIRED. During the term of the Loan, Borrower shall submit each proposed new Lease, if any, for review to American Family prior to entering into such Lease, and shall not enter into any such Lease without the prior written consent of American Family, which consent shall not be unreasonably withheld, conditioned or delayed. All future Leases after the date hereof shall include provisions requiring that the Tenants thereof provide Borrower with copies of their annual financial statements, complete copies of which Borrower shall provide upon request to American Family.

SECTION 2.3 BORROWER TO SUBMIT AND COMPLY WITH LEASES. During the term of the Loan, Borrower shall submit to American Family, within ten (10) business days of execution of each new Lease, if any, a true copy of such Lease and an SNDA duly executed by the Tenant under such Lease.

Borrower shall at its own cost and expense, perform, comply with and discharge all obligations of Borrower under all Leases, use its reasonable efforts to enforce or secure the performance of each obligation and undertaking of the respective Tenants, and appear in and defend, at its own expense, any action or proceeding arising out of or in any manner connected with Borrower’s interest in any Lease. A material, uncured default by Borrower under any Lease shall be deemed an Event of Default. Borrower shall not cause or permit any Lease Modification. Borrower shall notify American Family in writing of: (1) any actual or alleged default by either Borrower or any Tenant arising under the any Lease; and (2) any actual notice to Borrower of termination of any Lease, or (3) any required rent payment under any Lease which is not received within ten (10) days after its due date. Such notification of American Family by Borrower shall occur within five (5) business days of the earlier of Borrower’s own notification or other knowledge of such actual or alleged default or termination. In the event any Tenant seeks for any reason to buy out or financially satisfy its Lease in whole or in part prior to normal expiration of the Lease, and obtains permission from both Borrower and American Family to do so, all such proceeds shall, at the option of American Family, be applied to the Indebtedness in the order determined by American Family. In the event American Family elects to apply such proceeds to the Indebtedness, the application of such proceeds shall, at the option of American Family, result in the imposition of a prepayment premium.

SECTION 2.4 ASSIGNMENT OF LEASES AND RENTS. Borrower hereby sells, assigns and transfers unto American Family all of the Leases, and all of the rents and profits now due and which may hereafter become due under or by virtue of any Lease, whether written or oral, and any other agreements for the use or occupancy of the Premises, it being the intention of this Security Deed to establish an absolute transfer and present assignment of all such Leases and agreements and all of the rents and profits from the Premises unto American Family, provided that Borrower shall have the right to collect, but not prior to accrual, all of the rents and to retain, use and enjoy the same unless and until an uncured Event of Default shall occur under any Loan Document during the term of the loan or any extension thereof and continue beyond any applicable opportunity to cure period. Borrower irrevocably appoints American Family as Borrower’s true and lawful attorney in Borrower’s name and stead, which appointment is coupled with an interest, to collect all of said rents and profits.

Upon an uncured Event of Default and the expiration of any applicable opportunity to cure period, and whether before or after the institution of legal proceedings to foreclose the Lien hereof or before or after sale thereunder or during any period of redemption, American Family, without being required to establish waste, adequacy of the security or solvency of Borrower, may, at its option during the term of the loan or any extension thereof, without notice: (a) in person or by agent, with or without taking possession of or entering the Premises, with or without bringing any action or proceeding, enter upon, take possession of, manage and operate said Premises, or any part thereof; (b) cancel, enforce or modify any Lease subject to the terms thereof, and fix or modify rents, and do any acts which American Family deems proper to protect the security hereof, with or without taking possession of the Premises; or (c) apply for the appointment of a receiver in accordance with applicable law, to which receivership Borrower hereby irrevocably and unequivocally consents, and which receivership shall collect the rents and profits and all other income of any kind, manage the Premises so to prevent waste, execute any Lease within or beyond the period of receivership, and perform the terms of this Security Deed and apply the rents and profits as hereinafter provided.

The entering upon and taking possession of the Premises, the appointment of a receiver, the collection of such rents and profits and the application thereof as aforesaid, shall not cure or waive any Event of Default under this Security Deed nor in any way operate to prevent American Family from pursuing any other remedy which it may now or hereafter have under the terms of any Loan Document nor shall it in any way be deemed to constitute American Family a mortgagee-in-possession. The rights hereunder shall in no way be dependent upon and shall apply without regard to whether the Premises are adequate to discharge the Indebtedness. The rights contained herein are in addition to and shall be cumulative with the rights given in the Assignment and, to the extent inconsistent with the terms of this Section 2.4, the terms of the Assignment shall control.

Borrower indemnifies and holds American Family harmless from any and all expenses, liability, loss or damage which it might incur under said Leases, or under or by reason of this assignment, except this indemnity shall not apply to any liability to the extent caused by the negligence or willful misconduct of American Family or first arising from and after the date that American Family or a receiver takes possession of the Premises or acquires title to the Premises through foreclosure or a deed in lieu of foreclosure. American Family may apply any of said rents and profits received to the costs and expenses of collection, including reasonable attorneys’ and paralegals’ fees and costs, to the payment of Impositions, Insurance Premiums and expenditures for upkeep, operation and evaluation of the Premises, to the performance of Borrower’s obligations under any Lease, to the performance of any of Borrower’s covenants under the Loan Documents, and to any Indebtedness all in such order as American Family may determine.

Borrower represents and agrees that no rent has been or will be paid by any person in possession of any portion of the Premises for more than one (1) month in advance without American Family’s consent, which shall not be unreasonably withheld, and that the payment of rents for any portion of the Premises has not been or will not be waived, released, reduced, discounted, or otherwise discharged or compromised by Borrower. Following an uncured Event of Default and the expiration of any applicable opportunity to cure period, Borrower shall not exercise any right of offset against any person in possession of any portion of the Premises. Borrower further agrees that Borrower will not execute or agree to any subsequent assignment of any rents or profits from the Premises during the term of the loan or any extension thereof, without the prior written consent of American Family, such consent not to be unreasonably withheld.

SECTION 2.5 AMERICAN FAMILY’S RIGHT TO PERFORM UNDER LEASES. If an uncured Event of Default occurs and continues after the expiration of any applicable opportunity to cure period, or if Borrower fails to perform, comply with or discharge any of its material obligations under any Lease, or if American Family becomes aware of, or is notified by any Tenant, of any failure on the part of Borrower to so perform, comply with or discharge its material obligations under a Lease, then American Family, without further demand upon Borrower, and without waiving or releasing Borrower from any obligation under any Loan Document, may, but shall not be obligated to, remedy such failure, and may require Borrower to make periodic escrow payments to American Family in amounts sufficient to enable American Family to timely fund potential future obligations of landlord under any and all Leases. Such escrow payments may be commingled with other funds under American Family’s control and shall not bear interest payable to, or for the benefit of, Borrower. Borrower agrees to repay upon request all costs incurred by American Family in remedying any such failure, which sums shall be deemed Recoverable Costs. No such advance shall be deemed to relieve Borrower from any defaults under any Loan Document.

SECTION 2.6 ASSIGNMENT OF INDEMNIFICATIONS. Borrower does hereby collaterally assign to American Family any indemnification agreement(s) pertaining to, and which benefit, the Premises.

ARTICLE 3

INSURANCE AND CONDEMNATION

SECTION 3.1 INSURANCE. Borrower, at its sole cost and expense, shall obtain and keep in full force and continued, uninterrupted effect during the term of the Loan the following insurance, with an insurer approved by American Family:

(a) Insurance against loss by fire, lightning and risk customarily covered in Georgia by standard extended coverage endorsement, vandalism and malicious mischief, sprinkler leakage and all such other perils as American Family may reasonably determine, all in the amount of not less than the full replacement cost without deduction for depreciation of the Premises’ improvements together with an agreed-amount endorsement, an inflation-guard endorsement, a replacement cost endorsement and a waiver of subrogation endorsement;

(b) Whenever, if ever, steam or water pressure activated equipment, vehicles or apparatus are situated on the Premises, Broad Form Boiler and Machinery Insurance on all equipment and pressure-fired vehicles or apparatus situated on the Premises, and providing for full repair and replacement cost coverage;

(c) Whenever, if ever, the Premises are designated as lying in a flood plain as defined by the Federal Insurance Administration, flood insurance in the maximum amount available at any time during the term of the Security Deed that the Premises are designated as lying within a flood plain as defined by the Federal Insurance Administration;

(d) Loss of Rents Insurance covering risk of loss due to the occurrence of any hazards insured against under the policies required in Sections 3.1(a), 3.1(b) and 3.1(c), in an amount equal to not less than all expenditures of the Premises accruing during a period equal to the greater of twelve (12) months or such other time period as may reasonably be anticipated for restoration of the Premises, including, but not limited to, all debt service payments, Impositions, insurance premiums and other operating expenses of the Premises;

(e) Comprehensive General Public Liability Insurance covering the legal liability of Borrower against claims for bodily injury, death or property damage occurring on, in or about the Premises in an amount not less than Two Million and NO/100 Dollars ($2,000,000) combined single limit insurance;

(f) Builder’s Risk Insurance and Worker’s Compensation Insurance during the making of any alterations or improvements to the Premises;

(g) Such other forms of insurance as American Family may reasonably require or as may be required by law.

Such insurance as may be provided, or self-insured, by an accredited tenant in accordance with the terms and conditions of an accredited lease, shall satisfy the corresponding requirement for insurance under this Security Deed. Any insurance requirements of this Security Deed not satisfied by insurance provided, or self insured, by an accredited tenant in accordance with the terms and conditions of an accredited lease, shall be provided separately by Borrower.

The insurance required by subparagraphs (a), (b), (f) and (g) of this Section may provide for a deductible per loss of an amount not in excess of Twenty Thousand and No/100 Dollars ($20,000.00). All insurance policies required hereby shall be written on forms and with insurance companies reasonably satisfactory to American Family, shall name as the insured parties Borrower and American Family as their interests may appear, and shall contain no exclusions which are unacceptable to American Family. Such insurance documentation shall include an absolute and unconditional agreement by the insurer(s) to provide thirty (30) days prior written notice to Director, Alternative Investments, American Family Life Insurance Company, 6000 American Parkway, Madison, WI 53783, of any cancellation, termination or amendment of any such policy. All such property and liability insurance policies shall be in amounts sufficient to prevent Borrower from becoming a co-insurer of any loss thereunder and shall bear a satisfactory mortgagee clause in favor of American Family with proceeds under any such policies made payable to American Family. American Family makes no representations that the insurance requirements hereof are adequate protection for a prudent mortgagor.

Borrower shall provide American Family with such engineering data as American Family may require regarding the risk of earthquake or sinkhole damage to the Premises. If American Family reasonably determines, based on adequate engineering reports, that there is a material earthquake or sinkhole risk, or if insurance against earthquake or sinkhole risk is or becomes required by law, Borrower will provide earthquake or sinkhole insurance.

During the term of the Loan, Borrower shall provide American Family with ACORD 28 Evidence of Commercial Property Insurance Form and such further evidence as American Family may reasonably require of continuous, uninterrupted insurance coverage of the Premises and evidence of the payment of current Insurance Premiums therefor. Borrower shall, within ten (10) business days of American Family’s written request, provide complete copies of all required insurance policies.

In the event any required insurance coverage shall be amended by Borrower, Borrower shall, within ten (10) days of such authorized amendment deliver, or cause to be delivered, to American Family a certified copy of the original of such amended policy. Such amendment shall be subject to the prior written consent of American Family, which consent shall not be unreasonably withheld nor delayed. Borrower shall provide American Family with copies of all inspection reports and insurance recommendations received by Borrower from any insurer, and such inspection reports and insurance recommendations shall be deemed Reports.

SECTION 3.2 DAMAGE OR DESTRUCTION OF THE PREMISES. Borrower shall give American Family prompt notice of any damage to or destruction of the Premises, and in case of loss covered by policies of insurance, and subject to the terms of the Accredited Lease, American Family is authorized, at its option, to settle and adjust any claim arising out of such policies and collect and receipt for the Insurance Proceeds payable therefrom, provided that Borrower may itself adjust and collect for any losses arising out of a single occurrence aggregating not in excess of Twenty Thousand and NO/100 Dollars ($20,000.00) without the prior written consent of American Family. In the event Borrower receives Insurance Proceeds from any claims resulting from losses arising out of a single occurrence aggregating in excess of Twenty Thousand and NO/100 Dollars ($20,000.00), Borrower shall, immediately upon receipt, forward all such Insurance Proceeds to American Family. Any Recoverable Cost incurred by American Family in the adjustment, collection and application of Insurance Proceeds shall be reimbursed to American Family first out of any Insurance Proceeds. Any Insurance Proceeds remaining after such reimbursement to American Family shall be applied by American Family in the reduction of the Indebtedness or to Restoration, in such amounts and in such order as American Family may determine; provided, however, that if all the terms and conditions detailed in Section 3.4 are met and maintained throughout the period of Restoration, then such remaining proceeds shall be used for Restoration to the extent of the actual cost of Restoration. No prepayment premium will be charged for any application of Insurance Proceeds to the Indebtedness.

SECTION 3.3 CONDEMNATION. Borrower shall provide American Family prompt notice upon becoming aware of any action, actual or threatened, in condemnation or eminent domain against the Premises. American Family shall have the right to intervene in any such action. Borrower shall not enter into any agreement with a condemning authority permitting or consenting to the taking of the Premises, or any part thereof, unless American Family’s prior written consent is first obtained, which consent shall be neither unreasonably withheld nor delayed. Borrower shall request the condemning authority to direct the proceeds of any condemnation award directly to American Family, or if the condemning authority will not so direct such proceeds, Borrower shall, immediately upon receipt of such proceeds, forward all such proceeds to American Family. Any Recoverable Cost incurred by American Family by reason of intervening in any action, or in the collection or application of such proceeds, shall be reimbursed to American Family first out of such proceeds. Any condemnation proceeds remaining after the reimbursement to American Family shall be applied by American Family in reduction of the Indebtedness or to Restoration, in such amounts and in such order as American Family may determine; provided, however, that if all the terms and conditions detailed in Section 3.4 are met and maintained throughout the period of Restoration, then such remaining proceeds shall be used for Restoration to the extent of the actual cost of Restoration. No prepayment premium will be charged for any application of proceeds from a condemnation award to the Indebtedness.

SECTION 3.4 DISBURSEMENT OF INSURANCE AND CONDEMNATION PROCEEDS. Any proceeds from a condemnation award or Insurance Proceeds during the term of the Loan not applied to the Indebtedness or to reimbursement of American Family pursuant to Section 3.2 or Section 3.3, shall be deemed Restoration Funds to be used for Restoration under the terms and conditions set forth below:

(a) Evidence shall be submitted to American Family showing that: (i) Restoration is feasible; (ii) the Premises can continue to be operated by Borrower for the same use and such use will continue to conform to applicable zoning regulations, (iii) the cost of Restoration will be completely funded from Restoration Funds, provided such Restoration Funds are deemed by American Family, in its reasonable business judgment, to be adequate for the cost of Restoration; (iv) the Appraised Value of the Premises after Restoration shall be equal to or greater than the Appraised Value of the Premises as of the date of the appraisal contemplated in the Loan Commitment; and, (v) to Borrower’s Knowledge no environmental hazards respecting the Premises would exist after Restoration; and

(b) Adequate provision is made to have such Restoration Funds disbursed in accordance with this Section; and

(c) No Event of Default exists under the terms of any of the Loan Documents; and

(d) No material default exists under any Lease, and all Leases, including related guaranties, if any.

If American Family reasonably determines that a proposed Restoration fails to meet any of the terms and conditions in these immediately preceding Sections 3.4(a) through 3.4(d), then American Family shall have the option to apply the entire proceeds of the condemnation award or Insurance Proceeds in reduction of the Indebtedness. If the proposed Restoration meets each of the conditions detailed in Section 3.4(a) through (d) above, then American Family shall allow the entire Insurance Proceeds or condemnation awards, less any expense incurred by American Family in the adjustment, collection, and application of such proceeds, to be used for Restoration.

If the Restoration Funds are to be used for Restoration then, prior to the commencement of any portion of the Work other than temporary work needed to protect the damaged property, Borrower shall deliver to American Family:

(a) plans and specifications for the Work which (i) have been approved by all governmental authorities whose approval is required, (ii) bear the signed approval of the Architect, and (iii) are accompanied by Architect’s signed estimate of the total estimated cost of the Restoration;

(b) copies of all permits and approvals required by law in connection with the commencement and conduct of the Restoration; and

(c) a contract for a guaranteed maximum price executed by Borrower and the Contractor for performance of the Work, in form, scope and substance (including the customary retention) reasonably satisfactory to American Family; and

(d) a surety bond for, and/or guaranty reasonably satisfactory to American Family of payment for and completion of Restoration, which bond and/or guarantee shall be (i) in form, scope and substance reasonably satisfactory to American Family, (ii) signed by a surety or sureties or guarantor or guarantors, as the case may be, who are reasonably acceptable to American Family, and (iii) in an amount not less than Architect’s total estimated cost of completing Restoration less the amount of all the net Insurance Proceeds, if any, then held by American Family.

After commencing the Work, Borrower shall perform or cause Contractor to perform the Work diligently and in good faith in accordance with the Approved Plans. American Family shall disburse the Restoration Funds in increments to Borrower or to parties to whom payments for Work are then due, as American Family shall elect from time to time as the Work progresses, to pay for the costs of the Restoration. Such disbursements shall be subject to the following conditions, any of which American Family may waive:

(a) Architect shall monitor and report to American Family on the progress of the Work; and

(b) American Family shall make such payments only upon not less than ten (10) days prior written notice from Borrower to American Family, which notice shall include Borrower’s delivery to American Family of (i) a Request for Payment, (ii) evidence reasonably satisfactory to American Family that there are no mechanic’s or similar Liens for labor or material supplied in connection with the Work to date, or that any such Liens have been adequately provided for, to American Family’s satisfaction; and (iii) evidence reasonably satisfactory to American Family that the balance of Restoration Funds remaining after making the payments will be sufficient to pay for the Restoration not then completed (giving in such reasonable detail as American Family may require an estimate of the cost of such completion). Each Request for Payment shall be accompanied by waivers of Liens reasonably satisfactory to American Family covering that part of the Work previously paid for, if any, and by a search prepared by a title company or by other evidence reasonably satisfactory to American Family that no mechanic’s Liens or other Liens or instruments for the retention of title in respect of any part of the Work have been filed against the Premises and not discharged of record and that no encumbrance exists on, or affects, the Premises other than permitted encumbrances, if any, described on Exhibit B attached hereto;

(c) Any Request for Payment after the Restoration has been completed shall be accompanied by a copy of any certificate or certificates required by law to render occupancy of the Premises legal.

If any Restoration Funds remain after completion of Restoration and payment of all related costs, then a portion of such remaining Restoration Funds, up to the total amount of Borrower’s own funds, if any, deposited with condemnation proceeds or Insurance Proceed as additional Restoration Funds, shall be returned to Borrower. Any Restoration Funds then remaining, after such return of funds to Borrower, shall be applied by American Family to the Indebtedness in such amounts and in such order as American Family may determine. Any return of Restoration Funds to Borrower shall be conditioned upon American Family’s prior receipt of the Certificate of Occupancy for the Premises and other reasonable and customary evidence requested by American Family that Restoration has been completed in accordance with the Approved Plans, that the costs thereof are paid in full, and that no Liens for labor or material supplied in connection with Restoration are outstanding against the Premises, and provided that Borrower is not then in default under any of the Loan Documents or any Major Lease and that all Major Leases are then in full force and effect without modification.

If within one hundred twenty (120) days after the occurrence of any damage or destruction of the Premises requiring Restoration, Borrower fails to request that the Insurance Proceeds be disbursed as above permitted or to submit plans and specifications to American Family for approval, or fails to deposit with American Family the additional amount necessary to accomplish Restoration as provided in this Section; or, if after such plans and specifications are approved by all such government authorities and by American Family, Borrower fails to commence promptly or diligently to continue to completion of Restoration; or, if Borrower becomes delinquent in payment to mechanics, materialmen or others for the costs incurred in connection with Restoration; then in addition to all of the rights herein set forth, and after thirty (30) days written notice of the nonfulfillment of one or more of the foregoing conditions, and Borrower’s failure to remedy such non-fulfillment after a reasonable period to cure, American Family may apply the remaining Restoration Funds then or thereafter held by American Family to reduce the unpaid Indebtedness in such order as American Family may determine, and at American Family’s option American Family may also declare the entire Indebtedness immediately due and payable. Also, notwithstanding anything to the contrary herein, American Family shall have the right at any time to apply all or any part of any Restoration Funds to the curing of any default under the Loan Documents. In the event that American Family applies all or any portion of Restoration Funds to reduce the unpaid Indebtedness and any Restoration Funds remain after payment in full of all Indebtedness, then such remaining Restoration Funds shall be paid to Borrower. No prepayment premium will be charged for any application of Restoration Funds to the Indebtedness.

SECTION 3.5 FORECLOSURE OR ACQUISITION BY AMERICAN FAMILY. In the event of a foreclosure of the Security Deed or any acquisition of the Premises by American Family, all insurance policies and any Insurance Proceeds payable therefrom, whether payable before or after a foreclosure sale, or during the period of redemption, if any, shall become the absolute property of American Family to be utilized as determined by American Family. In the event of foreclosure or a failure by Borrower at any time during the term of the Loan to obtain and keep any required insurance, Borrower empowers American Family to effect insurance upon the Premises at Borrower’s expense and for the benefit of American Family in the amounts and types aforesaid for a period of time covering the time lapse of insurance including lapse during redemption from foreclosure sale, and if necessary, to cancel any or all existing insurance policies.

ARTICLE 4

HAZARDOUS MATERIALS AND COMPLIANCE WITH

ENVIRONMENTAL LAWS

SECTION 4.1 DEFINITIONS. Unless otherwise indicated herein, any terms used in this Article 4 which are defined in state or federal statutes and/or regulations promulgated in relation thereto shall have the meaning subscribed to such terms in said statutes and regulations.

SECTION 4.2 REPRESENTATIONS AND COVENANTS BY BORROWER.

(a) Borrower represents, warrants and covenants that:

(i) To Borrower’s Knowledge, except as outlined in previous environmental reports or other writings provided to American Family, including but not limited to the presence of above-ground and below-ground tanks for storage of diesel fuel for back-up generators and batteries, the Premises have never been used by Borrower or any occupant of the Premises while owned by Borrower to generate, manufacture, refine, transport, treat, store, handle or dispose of any Hazardous Substance, and Borrower will not use the Premises, or permit any occupant of the Premises to use the Premises, for such purposes, except for Borrower’s and Tenants’ storage, use, generation and disposal of such hazardous substances in strict compliance with all applicable law and regulations in the ordinary course of their respective businesses; and

(ii) To Borrower’s Knowledge, the Premises do not presently contain any friable asbestos, except as outlined in previous environmental reports provided to American Family, polychlorinated biphenyls (PCBs), any paint or other surface coatings that contain lead, or other Hazardous Substances, or any underground or aboveground storage tank; and

(iii) To Borrower’s Knowledge, the Premises at all times during Borrower’s ownership thereof, have been and currently are in compliance with all

Environmental Laws, and Borrower and each Tenant possess, and are and have been in compliance with, all governmental permits and licenses required with respect to the Premises and Borrower’s and each Tenant’s current and prospective activities at the Premises, and the Premises shall be maintained in compliance with all Environmental Laws; and

(iv) Neither Borrower nor, to Borrower’s Knowledge, any Tenant, of the Premises during Borrower’s ownership of the Premises has ever received a summons, citation, directive, notice of violation, letter or other communication, written or oral, from any Federal, state or local governmental agency, or from any other third party, concerning any current or potential environmental contamination or degradation of or at the Premises, or which names or designates Borrower or any Tenant as a potentially responsible party in any remedial and/or cleanup action respecting either the Premises or any offsite facility to which any Hazardous Substance used, generated, sold, handled, stored, reclaimed, recycled or present at or upon the Premises has been transported or sent for treatment or disposal; and

(v) Neither Borrower nor any Tenant shall cause, or permit to exist, any release, spill, leak, pumping, emitting, pouring, emptying or dumping of any Hazardous Substance into the environment in violation of applicable laws, at, upon, or affecting the Premises, whether or not such release, spill, leak or other act is in compliance with regulations of Federal, state or local governmental authorities. Except for the replacement of above-ground and below-ground tanks for storage of diesel fuel for back-up generators and batteries located on the Premises as of the date of this Security Deed, Borrower agrees not to allow the installation of any type of storage tank containing any Hazardous Substance on, above or below the Premises; and

(vi) As soon as possible, and in any event within five (5) days after receipt by Borrower, Borrower shall give written notice to American Family, along with a copy, of any notice or claim to the effect that Borrower is or may be liable to any person as a result of the release or threatened release by Borrower or any other person of any Hazardous Substance into the environment and/or any notice alleging any violation of any Federal, state, local Environmental Law with respect to the Premises and shall keep the Premises free of any encumbrance arising from any Lien, judgment, cost, demand or liability imposed pursuant to any Environmental Law; and

(vii) In the event of the release, discharge, spill or leakage of any Hazardous Substance in violation of applicable laws, at, upon or affecting the Premises, or in the event of the discovery of any past release, discharge, spill or leakage of any Hazardous Substance at, upon or affecting the Premises, whether or not such release, discharge, spill or leakage is due to the action or inaction of Borrower or any Tenant, Borrower shall promptly remediate and/or clean up such release, discharge, spill or leakage to the extent required by, and in conformance with, any applicable Environmental Laws.

(b) Should any representation or warranty of Borrower to American Family in this Section prove to be false in any material respect when made, or should Borrower fail to comply with any of the affirmative covenants contained in this Section, such falsehood or failures shall constitute an Event of Default and shall entitle American Family to exercise all remedies available to it under this Security Deed and the Loan Documents, provided such failures are not promptly cured by Borrower.

(c) Borrower shall provide such information and certifications as American Family may reasonably request from time to time to ensure Borrower’s compliance with this Section. American Family, its agents and consultants, shall have the right, but not the obligation, to the extent of Borrower’s rights under related Leases, to: (i) enter upon the Premises at any reasonable time and upon reasonable prior notice (but not more frequently than one (1) time each Loan Year) under the circumstances; (ii) take samples; (iii) review Borrower’s and, to the extent of Borrower’s rights under related Leases, if any, any Tenant’s records and documents; (iv) interview Borrower’s and, to the extent of Borrower’s rights under related Leases, if any, any Tenant’s personnel and agents; and/or (v) conduct such activities as American Family reasonably deems appropriate to ensure Borrower’s and any Tenant’s compliance with the terms of this Section. Borrower shall cooperate fully with American Family, its agents and consultants, in the furtherance of American Family’s rights provided by this Section. At all times when entering upon the Premises, American Family and its employees, agents and representatives, shall act in such a manner as to minimize with the operations of any Tenant at the Premises.

ARTICLE 5

UNIFORM COMMERCIAL CODE

SECTION 5.1 SECURITY AGREEMENT. This Security Deed shall constitute a security agreement as defined in the Code. Borrower grants to American Family a security interest within the meaning of the Code in favor of American Family in the Collateral.

SECTION 5.2 FIXTURES. As to those items of Collateral described in this Security Deed that are, or are to become, fixtures related to the real estate subject to this Security Deed hereby, American Family will file a Fixture Financing Statement in the real estate records of the County of Gwinnett, in the State of Georgia. The name of the record owner of the Premises is Borrower. Information concerning the security interest created by this instrument may be obtained from American Family, as secured party, at its address as set forth in page one of this Security Deed. This document covers goods which are or are to become fixtures. Borrower’s organizational identification number is 5094765.

SECTION 5.3 REPRESENTATIONS AND AGREEMENTS. Borrower represents and agrees as follows:

(a) the Collateral is subject to no Liens, charges, security interests or encumbrances other than the Lien hereof;

(b) the Collateral is to be used by Borrower solely for business purposes, being installed upon the Premises for Borrower’s own use or as equipment and furnishings leased or furnished by Borrower, as landlord, to any Tenant of the Premises;

(c) the Collateral will be kept at the Premises and will not be removed therefrom without the prior written consent of American Family, which consent shall not be unreasonably withheld, conditioned or delayed;

(d) the only persons or entities having any interest in the Collateral are Borrower and American Family.

(e) to Borrower’s knowledge and belief, no financing statement covering any such Collateral or any proceeds thereof is on file in any public office except pursuant hereto;

(f) the remedies of American Family hereunder are cumulative and separate, and the exercise of any one or more of the remedies provided for herein or under the Code shall not be construed as a waiver of any one or more of the remedies provided for herein or under the Code and shall not be construed as a waiver of any other rights of American Family including having such Collateral deemed part of the realty upon any foreclosure thereof;

(g) if notice to any party of the intended disposition of the Collateral is required by law in a particular instance, such notice shall be deemed commercially reasonable if given at least ten (10) days prior to such intended disposition;

(h) notice may be given by advertisement in a newspaper accepted for legal publications either separately or as part of a notice given to foreclose or exercise a power of sale over the real property or may be given by private notice if such parties are known to American Family;

(i) if items of Collateral, other than real estate, exist, Borrower will, from time to time, provide American Family upon reasonable request with an itemization of all such Collateral;

(j) the filing of a Financing Statement pursuant to the Code shall never impair the stated intention of this Security Deed that all Collateral, as well as all awards, insurance payments, rents and Leases are, and at all times and for all purposes and in all proceedings both legal or equitable shall be regarded as, part of the real property subject to the Security Deed hereunder irrespective of whether such items are physically attached to the real property or any such items are referred to or reflected in a Financing Statement;

(k) Borrower authorizes American Family to file Financing Statements and amendments thereto that may from time to time be reasonably required by American Family to establish, perfect and continue the priority of American Family’s security interest in the Collateral and shall pay all expenses incurred by American Family in connection with the renewal or extensions of any Financing Statements executed in connection with the Collateral; and Borrower shall give thirty (30) days’ prior written notice of any proposed change in Borrower’s name, address, identity, or state under whose law it is organized.

SECTION 5.4 MAINTENANCE OF PROPERTY. Subject to the provisions of this Section 5.4, in any instance where Borrower in its reasonable business judgment determines that any item subject to a security interest under this Security Deed has become inadequate, obsolete, worn out, unsuitable, undesirable or unnecessary for operation of the Premises, Borrower may, at its expense, remove and dispose of such item and substitute and install other items not necessarily having the same function, provided that such removal and substitution shall not impair the operating utility and unity of the Premises. All substituted items shall become a part of the Premises and subject to the Lien of this Security Deed. Any amounts received by or allowed to Borrower upon the sale or other disposition of the removed items of property shall be applied first against the cost of acquisition and installation of the substituted items. Any residual proceeds remaining after acquisition and installation shall be applied to the Indebtedness. Nothing herein contained shall be construed to prevent any Tenant from removing from the Premises trade fixtures, furniture and equipment installed by the Tenant and removable by the Tenant under the terms of its Lease, on the condition, however, that all damages to the Premises resulting from or caused by the removal thereof be repaired at the sole cost of Borrower if such Tenant shall fail to so repair.

ARTICLE 6

EVENTS OF DEFAULT AND REMEDIES

SECTION 6.1 EVENTS OF DEFAULT. The occurrence of any of the following shall be deemed an Event of Default under this Security Deed:

(a) Borrower or any co-maker, Guarantor or surety shall fail to pay any principal or interest due under any of the Loan Documents when and as the same becomes due, whether at the stated maturity or at a date fixed for any installment payment or any accelerated payment or otherwise, and such failure shall continue for five (5) days following the date of receipt by Borrower of written notice specifying such failure; or,

(b) Borrower or any Guarantor shall fail to timely make any escrow deposits required under the Loan Documents or other required deposits with American Family or to pay when due any other Indebtedness; or

(c) Borrower or any co-maker, Guarantor or surety of the Indebtedness shall make an assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a petition in bankruptcy, or shall be adjudicated bankrupt or insolvent, or shall file a petition seeking any reorganization, dissolution, liquidation, arrangement, composition, readjustment or similar relief under any present or future bankruptcy or insolvency statute, law or regulation or shall file an answer admitting to or not contesting the material allegations of a petition filed against it in such proceedings, or shall not within sixty (60) days after the filing of such petition have the same dismissed or vacated, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of a material part of its properties, or shall not within sixty (60) days after the appointment, without its consent or acquiescence, of a trustee, receiver or liquidator of any material part of its properties have such appointment vacated; or,

(d) Borrower shall fail to cure any default or defaults with respect to any other loan obligation to American Family or to any loan obligation to any other lender or lenders, institutional or private, prior to the expiration of the stated grace period provided by such lender or lenders for curing the applicable default or defaults; or

(e) any event of Fraud; or,

(f) the Premises shall be transferred in any manner other than that allowed under the Loan Documents; or,

(g) Borrower shall fail to maintain continuous insurance coverage on the Premises in such forms and amounts as may be required from time to time under the Loan Documents; or,

(h) Any Lease Modification; or

(i) Borrower shall be terminated, dissolved, liquidated or wound up; or

(j) Borrower shall fail to comply with or perform any other term, condition or covenant of the Loan Documents, and such failure shall continue for thirty (30) days following the effective date of written notice to Borrower specifying such failure, provided however that where the cure of such failure cannot be reasonably completed within such thirty (30) days but is being diligently pursued to American Family’s reasonably satisfaction, Borrower shall have such additional time to cure such failure as may be necessary, but not more than three hundred sixty (360) days from the effective date of written notice to Borrower.

SECTION 6.2 AMERICAN FAMILY’S RIGHT TO ACCELERATE; IMPOSITION OF DEFAULT RATE. Upon the occurrence of an Event of Default, the entire Indebtedness shall, without further notice, become immediately due and payable at the option of American Family. Upon the earlier of: (a) the date on which the Indebtedness is accelerated by American Family, or (b) if no cure period is provided in the Loan Documents for such Event of Default, the date such Event of Default occurs; or (c) if a cure period for such Event of Default is provided in the Loan Documents and such Event of Default is not cured after provision of notice and the applicable opportunity to cure, the date of mailing such notice, the interest rate payable under the Loan Documents shall thereafter increase and shall be payable on the whole of the unpaid principal balance at the Default Rate. Any interest calculated at the Default Rate shall be due and payable immediately without further notice or demand. The interest component of any regularly scheduled payment of principal and interest not paid when due in accordance with the Amortization Schedule shall be deemed so much additional principal and shall bear interest from the due date at the Default Rate. Such increase in the interest rate shall be applicable whether or not American Family has exercised its option to accelerate the maturity of the Note and declare the entire Indebtedness to be due and payable. The Default Rate shall continue until Borrower has cured all defaults as permitted herein or Borrower has paid all Indebtedness in full, whichever shall occur first. This provision shall not be deemed to excuse a default and shall not be deemed a waiver of any other rights American Family may have, including the right to declare the entire Indebtedness immediately due and payable. Any contrary provision herein notwithstanding, upon an Event of Default described in Section 6.1(c), then the entire Indebtedness shall, without further notice, become immediately due and payable at the option of American Family.

SECTION 6.3 ACCELERATION UPON DEFAULT; ADDITIONAL REMEDIES. At any time during the existence of an Event of Default, American Family, at American Family’s option, may declare the Indebtedness to be immediately due and payable without further demand, and may invoke the power of sale and any other remedies permitted by Georgia law or provided in this Security Deed or in any other Loan Document. Borrower acknowledges that the power of sale granted in this Security Deed may be exercised by American Family without prior judicial hearing. American Family shall be entitled to collect all costs and expenses incurred in pursuing such remedies, including attorneys’ fees, and the costs of documentary evidence, abstracts and title reports.

Upon the happening of an Event of Default, then and in addition to (and not to the exclusion of) the rights set forth immediately above:

(a) American Family shall be entitled as a matter of right in any judicial proceedings which are commenced or as may otherwise be permitted by applicable law to have a receiver appointed for American Family’s benefit to take possession, management and control of all of the Premises and of the earnings, income, rents, issues, and profits thereof, during such proceedings, with such other powers as the court making such appointment shall confer. Borrower hereby irrevocably consents and agrees to such appointment.

(b) American Family further may (i) use, operate, manage, and control the Premises or any part thereof, and conduct the business thereof (either itself or by its attorneys and agents) including letting the same, (ii) collect any and all rents, issues, and profits due or to become due, without prejudice of its rights to foreclosure, to appointment of a receiver, and other rights, and (iii) from time to time, either by purchase, repair, or construction, maintain, restore, and insure and keep insured, the buildings, structures, improvements, fixtures, machinery, equipment, and other property constituting a part of or used in connection with the Premises. After paying all of the expenses of operating the Premises, American Family shall apply the moneys arising therefrom to the payment of the amount then due on the Note for interest and principal, with interest on overdue interest and principal at the default rate specified in the Note from the date the same became payable, whether by lapse of time, acceleration, or otherwise.

(c) American Family, at its option, may perform any covenant or agreement of Borrower in this Security Deed or the Note. The cost thereof, with interest at the default rate specified in the Note, immediately shall be due from Borrower to American Family without further demand and shall be secured by this Security Deed.

(d) At any time after the occurrence of an Event of Default, American Family, at American Family’s option, may declare the Indebtedness to be immediately due and payable without further demand, and may invoke the power of sale granted in this Security Deed (and Borrower appoints American Family as Borrower’s agent and attorney-in-fact to exercise such power of sale in the name and on behalf of Borrower) and any other remedies permitted by Georgia law or provided in this Security Deed or in any other loan document. Borrower acknowledges that the power of sale granted in this Security Deed may be exercised by American Family without prior judicial hearing. American Family shall be entitled to collect all costs and expenses incurred in pursuing such remedies, including reasonable attorneys’ fees, costs of documentary evidence, abstracts and title reports.

American Family may sell and dispose of the Premises at public auction, at the usual place for conducting sales at the courthouse in the county where all or any part of the Premises are located, to the highest bidder for cash, first advertising the time, terms and place of such sale by publishing a notice of sale once a week for four consecutive weeks (without regard to the actual number of days) in a newspaper in which sheriff’s advertisements are published in such county, all other notice being waived by Borrower; and American Family may thereupon execute and deliver to the purchaser a sufficient instrument of conveyance of the Premises in fee simple, which may contain recitals as to the happening of the default upon which the execution of the power of sale granted by this Section depends. The recitals in the instrument of conveyance shall be presumptive evidence that American Family duly complied with all preliminary acts prerequisite to the sale and instrument of conveyance. Borrower constitutes and appoints American Family as Borrower’s agent and attorney-in-fact to make such recitals, sale and conveyance. Borrower ratifies all of American Family’s acts, as such attorney-in-fact, and Borrower agrees that such recitals shall be binding and conclusive upon Borrower and that the conveyance to be made by American Family (and in the event of a deed in lieu of foreclosure, then as to such conveyance) shall be effectual to bar all right, title and interest, equity of redemption, including all statutory redemption, homestead, dower, curtsey and all other exemptions of Borrower, or its successors in interest, in and to the Premises.

The Premises may be sold in one parcel and as an entirety, or in such parcels, manner or order as American Family, in its discretion, may elect, and one or more exercises of the powers granted in this Section shall not extinguish or exhaust the power unless the entire Premises is sold or the Indebtedness is paid in full, and American Family shall collect the proceeds of such sale, applying such proceeds as provided in this Section. In the event of a deficiency, Borrower shall immediately on demand from American Family pay such deficiency to American Family. Borrower acknowledges that American Family may bid for and purchase the Premises at any foreclosure sale and shall be entitled to apply all or any part of the Indebtedness as a credit to the purchase price. Borrower covenants and agrees that American Family shall apply the proceeds of the sale in the following order: (a) to all reasonable costs and expenses of the sale, including reasonable attorneys’ fees and costs of title evidence; (b) to the obligations secured hereby in such order as American Family, in American Family’s discretion, directs; and (c) the excess, if any, to the person or persons legally entitled to the excess. The power and agency granted in this Section 6.3 are coupled with an interest, are irrevocable by death or otherwise and are in addition to the remedies for collection of the indebtedness secured hereby as provided by law.

If the Premises are sold pursuant to this Section 6.3, Borrower, or any person holding possession of the Premises through Borrower, shall surrender possession of the Premises to the purchaser at such sale on demand. If possession is not surrendered on demand, Borrower or such person shall be a tenant holding over and may be dispossessed in accordance with Georgia law.

(e) In case it becomes necessary for American Family to commence proceedings to foreclose this Security Deed or to commence any other suit in equity, action at law, or other appropriate proceeding, or to enforce its rights under this Security Deed or the Note, Borrower agrees to pay to American Family all costs of such suit, action, or proceeding as well as all expenses incurred in procuring and continuing title insurance and the reasonable fees of American Family’s attorneys (including Georgia special counsel) in connection therewith, which costs and fees shall be included in the judgment in any such suit, action, or proceeding.

(f) No remedy herein conferred upon or otherwise available to American Family is intended to be or shall be construed to be exclusive of any other remedy or remedies; but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder, or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power, or shall be construed to be a waiver of any such default, or an acquiescence therein. Borrower hereby waives any rights available with respect to marshalling of assets so as to require the separate sales of any portion of the Premises before proceeding against the other and does hereby expressly consent to and authorize the sale of the Premises or any part thereof as a single unit or parcel. Borrower hereby waives and agrees not to insist upon, plead, or in any manner take advantage of, any stay, extension, homestead, marshalling or moratorium law or any law providing for the valuation or appraisement of all or any part of the Premises prior to any sale or sales thereof under any provision of this Security Deed or before or after any decree, judgment or order of any court or confirmation thereof, or claim or exercise any right to redeem all or any part of the Premises so sold and hereby expressly waives to the full extent permitted by applicable law on behalf of itself and each and every person or entity acquiring any right, title or interest in or to all or any part of the Premises, all benefit and advantage of any such laws which would otherwise be available to Borrower or any such person or entity, and agrees that neither Borrower nor any such person or entity will invoke or utilize any such law to otherwise hinder, delay or impede the exercise of any remedy granted or delegated to American Family herein but will permit the exercise of such remedy as though any such laws had not been enacted. Borrower hereby further expressly waives to the full extent permitted by applicable law on behalf of itself and each and every person or entity acquiring any right, title or interest in or to all or any part of the Premises any and all rights of redemption from any sale or any order or decree of foreclosure obtained pursuant to provisions of this Security Deed.

(g) All rents and revenues collected subsequent to delivery of written notice by American Family to Borrower of the breach by Borrower of any covenant or agreement of Borrower in this Security Deed shall be applied first to the costs, if any, of taking control of and managing the Premises and collecting the rents, including, but not limited to, attorneys’ fees, receivers’ fees, premiums on receivers’ bonds, costs of repairs to the Premises, premiums on insurance policies, taxes, assessments and other charges on the Premises, and the costs of discharging any obligation or liability of Borrower as lessor or landlord of the Premises and then to the sums secured by this Security Deed. American Family or the receiver shall have access to the books and records used in the operation and maintenance of the Premises and shall be liable to account only for those rents actually received. American Family shall not be liable to Borrower, anyone claiming under or through Borrower or anyone having an interest in the Premises by reason of anything done or left undone by American Family under this Section 6.3.

(h) To the fullest extent permitted by law, Borrower agrees that Borrower will not at any time insist upon, plead, claim or take the benefit or advantage of any present or future law providing for any appraisement, valuation, stay, extension or redemption, homestead, moratorium, reinstatement, marshalling or forbearance, and Borrower, for Borrower, Borrower’s heirs, devisees, representatives, successors and assigns, and for any and all persons ever claiming any interest in the Premises, to the fullest extent permitted by law, waives and releases all rights of redemption, valuation, appraisement, stay of execution, reinstatement (including all rights under O.C.G.A. Section 44-14-85), notice of intention to mature or declare due the whole of the Indebtedness, and all rights to a marshaling of assets of Borrower, including the Premises.

SECTION 6.4 RIGHTS UNDER UNIFORM COMMERCIAL CODE. American Family shall also have all the rights, remedies and recourse available to a secured party under the Code including the right to proceed under the provisions of the Code governing default as to any Collateral, American Family shall have no liability for funds not actually received by American Family.

SECTION 6.5 RIGHT TO DISCONTINUE PROCEEDINGS. In the event American Family shall have proceeded to invoke any right, remedy or recourse permitted under this Security Deed or any other Loan Document and shall thereafter elect to discontinue or abandon the same for any reason, American Family shall have the unqualified right to do so and in such event Borrower and American Family shall be restored to their former positions with respect to the Indebtedness. This Security Deed, the other Loan Documents, the Premises and all rights, remedies and recourse of American Family shall continue as if the same had not been invoked.

ARTICLE 7

RIGHTS OF AMERICAN FAMILY

SECTION 7.1 RIGHT TO CURE DEFAULT. If Borrower shall fail to comply with any of the covenants or obligations under any of the Loan Documents and such failure continues beyond any applicable opportunity to cure period, American Family may, but shall not be obligated to, without further demand upon Borrower and without waiving or releasing Borrower from any obligation incorporated in any of the Loan Documents, remedy such failure. Borrower agrees to repay upon request all sums incurred by American Family in remedying any such failure, which sums shall be deemed Recoverable Costs. No such advance shall be deemed to relieve Borrower from any failure hereunder.

SECTION 7.2 NO CLAIM AGAINST AMERICAN FAMILY. Nothing contained in any of the Loan Documents shall constitute any consent or request by American Family, express or implied, for the performance of any labor or services or for the furnishing of any materials or other property with respect to the Premises or any part thereof, nor as giving Borrower or any party in interest with Borrower any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would create any personal liability against American Family with respect thereto or which would permit the making of any claim that any Lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the Lien of this Security Deed.

SECTION 7.3 INSPECTION. Borrower shall permit American Family’s authorized representatives upon reasonable advance notice to enter the Premises at reasonable times during normal business hours and subject to the rights of tenants under leases for the purpose of inspecting the same. American Family, however, shall have no duty to make such inspections and shall not incur any liability or obligation for making or not making any such inspections.

SECTION 7.4 RIGHTS CUMULATIVE. Each right, power or remedy conferred in any of the Loan Documents upon American Family is cumulative and in addition to every other right, power or remedy, express or implied, now or hereafter arising, available to American Family, at law or in equity, or under the Code, or under any other agreement, and each and every right, power and remedy herein set forth or otherwise so existing may be exercised from time to time as often and in such order as may be deemed expedient by American Family and shall not be deemed a waiver of the right to exercise, concurrently or at any time thereafter any other right, power or remedy. No delay or omission by American Family in the exercise of any right, power or remedy arising hereunder or arising otherwise shall impair any such right, power or remedy or the right of American Family to resort thereto at a later date or be construed to be a waiver of an Event of Default under any of the Loan Documents.

SECTION 7.5 SUBSEQUENT AGREEMENTS. Any agreement hereafter made by Borrower and American Family pursuant to this Security Deed shall be superior to the rights of the holder of any intervening Lien or encumbrance.

SECTION 7.6 WAIVER OF MARSHALING; OTHER WAIVERS. Borrower waives, to the full extent lawfully allowed, the benefit of any stay and extension laws now or hereafter in force. Borrower waives any rights available with respect to marshaling of assets so as to require the separate sales of any portion of the Premises, or as to require American Family to exhaust its remedies against a specific portion of the Premises before proceeding against any other and does expressly consent to and authorize sale of the Premises or any part thereof as a single unit or parcel.

SECTION 7.7 BUSINESS LOAN REPRESENTATION. Borrower represents and warrants to American Family that the Loan evidenced by the Note is a business loan transacted solely for the purpose of carrying on the business of Borrower.

SECTION 7.8 LEGAL LIMITS OF THE INDEBTEDNESS. All agreements between Borrower and American Family are expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the Indebtedness or otherwise, shall the amount paid or agreed to be paid to American Family for the use, forbearance, loaning or retention of the Indebtedness exceed the maximum permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provisions of any of the Loan Documents shall involve transcending the limit of validity prescribed by law, then the obligation to be fulfilled shall automatically be reduced to the limit of such validity. If, from any circumstances, American Family should ever receive as interest an amount which would exceed the highest lawful interest rate, such amount which would be in excess of such highest lawful interest rate shall be applied to reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements between American Family and Borrower and shall also be binding upon and available to any subsequent assignee of this Security Deed.

ARTICLE 8

GENERAL REPRESENTATIONS AND WARRANTIES

SECTION 8.1 REPRESENTATIONS AND WARRANTIES. As a material inducement to American Family’s extension of credit to Borrower in connection with the Loan, Borrower represents and warrants to American Family, its successors and assigns, that, as of the date hereof:

(a) Borrower is a limited liability company duly organized and validly existing under the laws of Delaware, that Borrower has all requisite power and authority to own, lease and operate the Premises, to execute and deliver the Loan Documents, and to perform all covenants and obligations as contemplated under the Loan Documents; and that Borrower is in compliance with all laws, regulations, ordinances and orders of public authorities applicable to it.

(b) To Borrower’s Knowledge, neither the borrowing of the monies, nor the execution and delivery of the Loan Documents, nor the performance of the covenants and obligations provided for therein on the part of Borrower or Guarantor, will contravene, violate or constitute a default under the Operating Agreement of Borrower or any agreement with any creditors of Borrower or Guarantor, or any law, ordinance, governmental regulation, agreement or indenture to which Borrower or any Guarantor is a party or by which Borrower, Guarantor’s or Borrower’s properties are bound.

(c) To Borrower’s Knowledge, there are no: (i) bankruptcy proceedings involving Borrower or any Guarantor, and none is contemplated; (ii) dissolution proceedings involving Borrower or any Guarantor, and none is contemplated; (iii) unsatisfied judgments of record against Borrower or any Guarantor; or (iv) tax Liens filed against Borrower or any Guarantor.

(d) The Loan Documents have been duly executed and delivered by Borrower and Guarantor and constitute the legal, valid and binding obligations of Borrower and Guarantor, enforceable in accordance with their terms, except as enforcement of remedies may be limited by bankruptcy, insolvency or similar laws affecting generally the exercise and enforcement of creditor’s rights and remedies.

(e) There are no judgments, suits, actions or proceedings at law or in equity or by or before any government agency now pending, or, to Borrower’s Knowledge, threatened against Borrower or, except as provided herein, against any Guarantor or, to Borrower’s Knowledge, threatened or pending against the Premises, nor has any judgment, decree or order been issued against Borrower, or any Guarantor, nor has any judgment, decree or order been issued against the Premises, which would have a material adverse effect on the Premises or the financial condition of Borrower or Guarantor.

(f) No consent or approval of any regulatory authority having jurisdiction over Borrower or Guarantor is necessary or required by law as a prerequisite to the execution, delivery and performance of the terms of the Loan Documents.

(g) Neither Borrower nor, to Borrower’s knowledge, Guarantor are, as of the date hereof, in default in the payment or performance of any of Borrower’s or Guarantor’s obligations to any creditor.

(h) To Borrower’s Knowledge, the Premises have been built in accordance with all applicable codes, laws and regulations.

(i) To Borrower’s Knowledge, no labor or materials were furnished to the Premises that have not been paid for in full.

(j) Borrower has no notice, information or Knowledge of any change contemplated in any applicable law, ordinance, regulation, or restriction, or any judicial, administrative, governmental or quasi-governmental action, or any action by adjacent land owners, or any natural or artificial condition existing upon the Premises, which would limit, restrict, or prevent the contemplated or intended use and purpose of the Premises.

(k) To Borrower’s Knowledge, there is no pending condemnation or similar proceeding affecting the Premises, or any portion thereof, nor is any such action being presently contemplated.

(l) To Borrower’s Knowledge, no part of the Premises is being used for agricultural purposes or for a personal residence.

(m) To Borrower’s Knowledge, the Premises are undamaged in all material respects by fire, windstorm, or other casualty.

(n) To Borrower’s Knowledge, the Premises comply in all material respects with all applicable zoning ordinances, energy and Environmental Laws, Disabilities Regulations, building and use restrictions and codes, and any requirements with respect to licenses, permits and agreements necessary for the lawful use and operation of the Premises.

(o) To Borrower’s Knowledge, the heating, electrical, plumbing, sanitary and storm sewer systems and other building equipment, fixtures and fittings in the existing improvements on the Premises are in good condition and working order, are adequate in quantity and quality for normal use, and are fit for the purposes intended and the use contemplated.

(p) The Premises are included in one or more tax parcels which pertain exclusively to the Premises and do not include any other property which is not subject to the Security Deed.

(q) The Premises are improved with an office building and site improvements and all required related parking and has direct access for ingress and egress to public streets.

(r) Borrower has good and clear record and marketable title in fee to the Premises subject to no Liens, encumbrances or restrictions other than Permitted Encumbrances stated in Exhibit B hereof .

SECTION 8.2 CONTINUING OBLIGATION. Borrower further warrants and represents that all statements made hereunder are true and correct in all material respects and that all financial statements, data and other information provided to American Family by Borrower relating to this transaction do not contain any false or misleading statements with respect to any material facts, or omit any material facts necessary in order to make any statements contained therein not false or misleading in any material respect, and since such statements, data or information were provided there has been no material change thereto or to the condition of Borrower or the Premises. Should Borrower subsequently obtain Knowledge that any statement or representation was or is untrue, Borrower shall immediately notify American Family as to the untrue nature of said representation and take appropriate action as may be necessary to cause such representation to become true.

ARTICLE 9

MISCELLANEOUS

SECTION 9.1 RELEASE OF SECURITY DEED. When all Indebtedness has been paid, this Security Deed and all assignments herein contained shall be void, and this Security Deed shall be released by American Family at the expense of Borrower. Borrower hereby directs American Family to deliver such release to Borrower for recording.

SECTION 9.2 CHOICE OF LAW. This Security Deed is made under the laws of the State of Georgia and is intended to be governed by the internal laws of the State of Georgia.

SECTION 9.3 CHANGES OF OWNERSHIP. In the event ownership of the Premises becomes vested in a person, persons or entity other than Borrower, except with the prior written consent of American Family, American Family may continue to deal with Borrower without any obligation to deal with such successor or successors in interest with reference to this Security Deed the other Loan Documents and the Indebtedness until notified of such vesting. Upon such notification, American Family may thereafter deal with such successor in place of Borrower without any obligation to thereafter deal with Borrower and without waiving any liability of Borrower under any of the Loan Documents.

SECTION 9.4 SUCCESSORS AND ASSIGNS. This Security Deed and each and every covenant, agreement and other provision hereof shall be binding upon Borrower, including the successors and assigns, whether authorized or unauthorized, of Borrower, including without limitation each and every record owner of the Premises or any other person having an interest therein. This Security Deed and all covenants and agreements of Borrower shall run with the land and shall inure to the benefit of American Family, its successors and assigns.

SECTION 9.5 UNENFORCEABILITY OF CERTAIN CLAUSES. The unenforceability or invalidity of any provisions hereof shall not render any other provision or provisions herein contained unenforceable or invalid.

SECTION 9.6 NOTICES. Any notices to be given under this Security Deed must be in writing and shall be delivered personally or mailed by certified or registered mail, return receipt requested, to the parties at the addresses set forth herein. Unless otherwise expressly provided herein, all such notices to be effective shall be in writing (including by facsimile), and shall be deemed to have been duly given or made (a) when delivered by hand or by nationally recognized overnight carrier, (b) upon receipt after being deposited in the mail, certified mail and postage prepaid, or (c) in the case of facsimile notice, when sent and electronically confirmed, addressed as set forth above, provided sent on a Business Day between the hours of 8:00 a.m. – 5:00 p.m. to each party’s respective office, and if not, the following Business Day. A “Business Day” shall be any day other than a Saturday, Sunday or national holiday.

SECTION 9.7 AMENDMENT/MODIFICATION. Any amendments to, waivers of or modifications of any provisions of this Security Deed or any of the other Loan Documents must be made in writing. No oral waiver, amendment, or modification may be implied.

SECTION 9.8 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations covenants and warranties contained herein or in any other Loan Document, instrument and agreement executed by Borrower in connection herewith shall survive the delivery of the Note, this Security Deed and all other Loan Documents, instruments and agreements executed in connection herewith and the provisions hereof shall continue to inure to the benefit of American Family, its successors and assigns.

SECTION 9.9 MINIMUM REQUIREMENT. Borrower recognizes that the requirements imposed upon Borrower hereunder, including, without limitation, insurance requirements, are minimum requirements as determined by American Family and do not constitute a representation that the requirements are complete or adequate. Borrower understands that it is Borrower’s duty and responsibility to act prudently and responsibly at all times for Borrower’s protection and for the protection of the Premises.

SECTION 9.10 TIME OF THE ESSENCE. TIME IS OF THE ESSENCE WITH RESPECT TO THE TERMS, PROVISIONS AND CONDITIONS HEREOF.

SECTION 9.11 COSTS OF ENFORCEMENT. Borrower agrees to pay American Family’s reasonable attorneys’ and paralegals’ fees and costs, including all fees and costs incurred in litigation, mediation, arbitration, bankruptcy and administrative proceedings, and appeals therefrom, and all court costs, collection costs and other Recoverable Costs, incurred by American Family in the exercise of any right or remedy available to it under this Security Deed, whether or not suit is commenced. Further, if American Family is, by reason of being the holder of this Security Deed, made a party defendant in any litigation concerning this Security Deed or the Premises or any part thereof or therein, or the construction, maintenance, operation, security or the occupancy or use thereof by Borrower, then Borrower shall indemnify, defend and hold American Family harmless from and against all liability (unless such liability directly results from the willful misconduct of American Family, its agents and employees) and cost by reason of said litigation, including reasonable attorneys’ and paralegals’ fees and costs, and including all fees, costs and expenses incurred in mediation, arbitration, bankruptcy and administrative proceedings, and appeals therefrom and all court costs and other Recoverable Costs incurred by American Family in any such litigation or other proceedings, whether or not any such litigation or other proceedings is prosecuted to judgment or other determination. Whenever reference is made to the payment of “attorneys’ fees,” “reasonable attorneys’ fees” or words of similar import in this Security Deed or any of the other Loan Documents, the same shall mean and refer to the payment of actual attorneys’ fees incurred based upon the attorney’s normal hourly rate and the number of hours worked, and not the statutory attorneys’ fees defined in O.C.G.A. Section 13-1-11.

SECTION 9.12 DEATH OF A GUARANTOR. Borrower agrees to promptly (and, in any event not more than thirty (30) days after the date of death) notify American Family in writing of the death of a Guarantor.

SECTION 9.13 RECOURSE. American Family shall have full recourse for payment of Indebtedness to the Collateral. Notwithstanding anything to the contrary contained in this Security Deed, the liability of Borrower and/or Guarantor for the Indebtedness and for the performance of other agreements, covenants and obligations contained herein shall be limited as set forth in the Note.

SECTION 9.14 INTERESTS OF BORROWER. The interest of Borrower under this Security Deed and the liability and obligation of Borrower for the payment of the indebtedness hereby secured arise from a “commercial transaction” within the meaning of O.C.G.A. §44-14-260(1). Accordingly, pursuant to O.C.G.A. §44-14-263, Borrower waives any and all rights which Borrower may have to notice prior to seizure by American Family of any interest in personal property of Borrower which constitutes part of the Premises, whether such seizure is by writ of possession or otherwise.

SECTION 9.15 WAIVER OF TRIAL BY JURY. BORROWER HEREBY EXPRESSLY WAIVES ANY RIGHT BORROWER MAY HAVE UNDER THE CONSTITUTION OF THE STATE OF GEORGIA OR THE CONSTITUTION OF THE UNITED STATES OF AMERICA TO NOTICE OR TO A JUDICIAL HEARING PRIOR TO THE EXERCISE OF ANY RIGHT OR REMEDY PROVIDED TO AMERICAN FAMILY BY THIS SECURITY DEED, AND WAIVES BORROWER’S RIGHTS, IF ANY, TO SET ASIDE OR INVALIDATE ANY SALE UNDER POWER DULY CONSUMMATED IN ACCORDANCE WITH THE PROVISIONS OF THIS SECURITY DEED ON THE GROUND (IF SUCH BE THE CASE) THAT THE SALE WAS CONSUMMATED WITHOUT PRIOR NOTICE OR JUDICIAL HEARING OR BOTH. BORROWER FURTHER HEREBY EXPRESSLY WAIVES ALL HOMESTEAD EXEMPTION RIGHTS, IF ANY, WHICH BORROWER OR BORROWER’S FAMILY MAY HAVE PURSUANT TO THE CONSTITUTION OF THE UNITED STATES, THE STATE OF GEORGIA OR ANY OTHER STATE OF THE UNITED STATES, IN AND TO THE PROPERTY AS AGAINST THE COLLECTION OF THE INDEBTEDNESS, OR ANY PART THEREOF. BORROWER AND AMERICAN FAMILY HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTER-CLAIM WHETHER IN CONTRACT OR TORT, AT LAW OR EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS SECURITY DEED, THE NOTES OR THE SECURITY

INSTRUMENTS. NO OFFICER OR OTHER REPRESENTATIVE OF AMERICAN FAMILY HAS ANY AUTHORITY TO WAIVE, CONDITION OR MODIFY THIS PROVISION. ALL WAIVERS BY BORROWER IN THIS PARAGRAPH HAVE BEEN MADE VOLUNTARILY, INTELLIGENTLY AND KNOWINGLY BY BORROWER, AFTER BORROWER HAS BEEN AFFORDED AN OPPORTUNITY TO BE INFORMED BY COUNSEL OF BORROWER’S CHOICE AS TO POSSIBLE ALTERNATIVE RIGHTS. BORROWER’S EXECUTION OF THIS SECURITY DEED SHALL BE CONCLUSIVE EVIDENCE OF THE WAIVER AND THAT SUCH WAIVER HAS BEEN VOLUNTARILY, INTELLIGENTLY AND KNOWINGLY MADE.

SECTION 9.16 SINGLE PURPOSE ENTITY/SEPARATENESS. Notwithstanding any of the terms of this Security Deed, for so long as the Loan with American Family to the Borrower remains outstanding, the Borrower shall not engage in any business or activity other than the ownership, operation, leasing, management and financing of the Premises, and activities incidental thereto.

IN WITNESS WHEREOF, the undersigned have set their hand hereto, under seal, as the duly authorized Manager of Borrower as the authorized and voluntary act and deed of said limited liability company as of the day and year above written.

DC-2775 NORTHWOODS PARKWAY, LLC,
a Delaware limited liability company
Signed, sealed and delivered in the presence of:
	By:	Carter Validus Operating Partnership, LP,
a Delaware limited partnership, its manager
/s/ Jamie Yoakum
Jamie Yoakum		By:	Carter Validus Mission Critical
Unofficial Witness			REIT, Inc., a Maryland corporation,
its general partner

/s/ Elizabeth Fay
Elizabeth Fay
Notary Public			By:	/s/ John E. Carter
My commission expires: August 24, 2015				John E. Carter,
Chief Executive Officer

STATE OF FLORIDA	)
) ss.
COUNTY OF HILLSBOROUGH	)

This instrument was acknowledged before me this 13th day of March, 2012, by John E. Carter, Chief Executive Officer of Carter Validus Mission Critical REIT, Inc., general partner of Carter Validus Operating Partnership, L.P., manager of DC-2775 Northwoods Parkway, LLC, a Delaware limited liability company, to me known to be the person who executed the foregoing instrument by virtue of the authority vested in him in such capacity and acknowledged that he executed the same as the voluntary act and authorized deed of the limited liability company.

/s/ Elizabeth Fay
Elizabeth Fay
Notary Public, State of Florida
My commission expires: August 24, 2015

EXHIBIT A

LEGAL DESCRIPTION

All that tract or parcel of land containing 3.222 acres lying and being in Land Lot 256 of the 6th District of Gwinnett Country, Georgia, and being more fully described as follows:

Beginning at a concrete monument found at the Southerly end of a miter of the right-of-way intersection of the Northeasterly right-of-way of Langford Road, a right-of-way of varying widths (at this point being a 100 foot right-of-way), with the Southeasterly right-of-way of Northwoods Parkway, a right-of-way of varying widths; thence along said right-of-way and miter North 06°07’42” East a distance of 19.41 feet to a  1/2 inch rebar pin found on said Southeasterly right-of-way of Northwoods Parkway; thence along said right-of-way of Northwoods Parkway North 49°24’00” East a distance of 69.97 feet to a point; thence continuing along said right-of-way along a curve to the left having a radius of 507.47 feet an arc distance of 62.44 feet (said arc being subtended by a chord bearing North 45°52’30” East a distance of 62.40 feet) to a point; thence continuing along said right-of-way North 42°21’00” East a distance of 65.55 feet to a point; thence continuing along said right-of-way along a curve to the right having a radius of 447.46 feet an arc distance of 108.07 feet (said arc being subtended by a chord bearing North 49°16’00” East a distance of 107.81 feet) to a point; thence continuing along said right-of-way North 56°11’15” East a distance of 250.36 feet to a point; thence continuing along said right-of-way along a curve to the left having a radius of 600.00 feet an arc distance of 172.43 feet (said arc being subtended by a chord bearing North 51°22’45” East a distance of 171.84 feet) to a point; thence continuing along said right-of-way North 39°57’45” East a distance of 16.73 feet to a nail found and the TRUE POINT OF BEGINNING.

From the TRUE POINT OF BEGINNING thus established thence continuing along said right-of-way North 39°57’45” East a distance of 359.64 feet to a  1/2 inch rebar pin found; thence leaving said right-of-way South 40°35’30” East a distance of 425.22 feet to a  5/8 inch rebar pin found on the Northwesterly right-of-way of a 200 foot right-of-way of Southern Railroad; thence along said Railroad right-of-way South 49°24’30” West a distance of 354.54 feet to a  1/2 inch rebar pin found; thence leaving said right-of-way North 40°37’32” West a distance of 366.20 feet to a nail found on aforesaid Southeasterly right-of-way of Northwoods Parkway and the TRUE POINT OF BEGINNING.

EXHIBIT B

PERMITTED EXCEPTIONS

Those title matters shown on Schedule B – Part I of the Loan Title Insurance Policy issued by Chicago Title Insurance Company to American Family with respect to the Premises as of the date hereof.

EXHIBIT C

ROUTINE REPORTS

Loan # 400

Borrower: DC-2775 Northwoods Parkway, LLC

Dated: March 14, 2012

Report Required	Date Required

Operating Statement. A certified annual operating statement of the Premises for the preceding calendar year, in form and detail satisfactory to American Family, indicating all income and expenses, including expenses for leasing commissions, and all tenant improvements and other capital improvements, if any.	By May 15th of each year for the preceding calendar year.

Financial Statements of General Partner of Guarantor. The Certified audited financial statement of the general partner of Guarantor, dated no earlier than the end of the preceding calendar year.	By June 30th of each year for the preceding calendar year.

Financial Statements of Borrower. Certified financial statements of Borrower dated no earlier than the end of the preceding calendar year, including, a balance sheet and income statement.	By June 30th of each year for the preceding calendar year.

Income Tax Return of Borrower and Guarantor. Complete copies of Guarantor’s executed and filed Federal income tax returns for the preceding calendar year and, alternatively for any such taxpayer which petitions for an extension to file a Federal income tax return pursuant to Internal Revenue Code Section 6081, a copy of each such petition or request and a copy of each such tax return when filed.	By June 30th of each year for the preceding calendar year

Certified Rent Roll. Following any calendar year during which an Accredited Tenant does not occupy all of the Premises for the entire year, a certified rent roll of the	By January 31st and July 31st of each year for the preceding calendar year.

Premises dated no earlier than the last day of the preceding calendar year (due January 31) and June 30 of the current year (due July 31), including such information on vacancies, Tenants, Leases, Lease income and rent collection as American Family may reasonably require.

Premises Tax Receipts. An official receipt verifying payment of all property taxes due on the Premises; or, if tax payments are delinquent, a copy of the most recent statement from the taxing agency which indicates the amount and due date of delinquent payments and any penalties or interest.	Not later than fifteen (15) days after such payments would become delinquent if not paid.

Premises and Liability Insurance Policies. The complete original or duplicate copy of all policies, including all amendments, endorsements, forms and parts, of any new or replacement property and liability insurance policies, or a certificate or declaration evidencing any policy renewal, together with evidence of all installments of payments of Insurance Premiums have been paid as of the date of the Report.	Ten (10) days prior to expiration or amendment of coverage under an existing policy.

Certificate of Compliance. A Certificate of Compliance in the form of Exhibit D.	By June 30th of each year dated not earlier than the preceding June 1st of each year

Contact Information for Reports

Borrower

Name:	DC-2775 Northwoods Parkway, L.P.
Address:	4211 West Boy Scout Blvd., Suite 500, Tampa, FL 33607
E-Mail:	tsakow@carterusa.com – Todd Sakow

Phone Number:	813-387-1650

Name:	DC-2775 Northwoods Parkway, L.P.
Address:	4211 West Boy Scout Blvd., Suite 500, Tampa, FL 33607
E-Mail:	ldrummond@carterusa.com – Lisa Drummond

Phone Number:	813-387-1691

Guarantor

Name:	Carter Validus Operating Partnership, LP
Address:	4211 West Boy Scout Blvd., Suite 500, Tampa, FL 33607
E-Mail:	tsakow@carterusa.com – Todd Sakow

Phone Number:	813-387-1650

Name:	Carter Validus Operating Partnership, LP
Address:	4211 West Boy Scout Blvd., Suite 500, Tampa, FL 33607
E-Mail:	ldrummond@carterusa.com – Lisa Drummond

Phone Number:	813-387-1691

American Family

Name:	Mortgage Servicing Department
Address:	6000 American Parkway, MS Q210, Madison, WI 53783
E-Mail:	MortgageService@amfam.com

Phone Number:	608-242-4100 Ext. 31478

EXHIBIT D

CERTIFICATE OF COMPLIANCE

Loan # 400

Borrower: DC-2775 Northwoods Parkway, LLC

Dated: March 14, 2012

The undersigned Borrower represents and certifies that, to its Knowledge at all times prior to the date of this Certificate of Compliance, Borrower has observed and timely performed each and every material term, provision, covenant and condition of the Loan Documents and, as of the date of this Certificate of Compliance, Borrower is in full and complete compliance with all material terms, provisions covenants and conditions of the Loan Documents and of all Leases respecting the Premises.

Borrower represents and certifies that all Leases respecting the Premises, if any, are in full force and effect, no default by Borrower, and to Borrower’s knowledge, any Tenant, has occurred under any Lease, and that no modification of any Lease has occurred or is contemplated by Borrower.

The undersigned also specifically warrants, represents and certifies, to the best of its Knowledge after reasonable investigation, that Borrower has timely provided, as of the date or dates required by the Loan Documents, all Reports and other items required to be provided by Borrower to American Family including, but not limited to:

(a) all routine Reports referred to in Exhibit C to the Security Deed;

(b) upon the reasonable request of American Family, an itemization of all Collateral as required by the Loan Documents;

(c) drafts of any proposed new Leases, or any amendments, modifications or riders to any Leases, for all future or prospective Tenants for approval by American Family prior to execution thereof, if required by the Loan Documents;

(d) upon the execution thereof, true executed copies of any new Leases, or any amendments, modifications or riders to any Leases, together with all guaranties, amendments, addenda, subordination agreements and estoppel certificates and notices of assignment associated with said Leases as required by the Loan Documents.;

The undersigned also specifically represents, warrants, and certifies to its Knowledge that Borrower (a) has timely paid and discharged all Impositions, and all operating costs and expenses associated with the Premises as required by the Security Deed; (b) has kept and maintained the Premises in good repair and operating condition and in compliance with applicable laws, ordinances, regulations, restrictions and covenants affecting the Premises as required by the Security Deed; (c) has not caused or permitted to occur any material alterations to the Premises without the requisite consent of American Family, first having been obtained, except as permitted by Section 1.2 of the Security Deed; (d) has not caused or permitted the storage or release of any Hazardous Substances on the Premises (unless permitted by the Loan Documents); (e) is not in default of any Lease and has not received rent for more than two months in advance pursuant to any Lease; (f) has not entered into any Lease without the requisite consent of American Family; (g) has not caused or permitted to occur any modification of any Lease without the requisite consent of American Family first having been obtained; (h) each policy of insurance required to be maintained pursuant to Section 3.1 of the Security Deed is in full force and effect as of the date hereof and no lapse in coverage thereunder occurred during the preceding year; and (i) Borrower has provided American Family with copies of all insurance policies now in force and all riders or modifications to each such policy.

The undersigned further represents that, to its Knowledge, the warranties, certifications and representations herein made on behalf of Borrower to American Family are true and correct in all material respects and are in no manner misleading.

The undersigned understands and acknowledges that American Family will act, or refrain from acting, as the case may be, based upon the warranties, representations and certifications which appear in this Certificate of Compliance. In the event any warranty, representation or certification herein proves to be misleading or incorrect in any material respect and is not made true within thirty (30) days after written notice from American Family, such warranty, representation or certification shall constitute an Event of Default as defined and provided for in Article Six of any Security Deed entitled “Events of Default and Remedies.”

This Certificate of Compliance is executed by the undersigned for and on behalf of Borrower by virtue of the authority vested in him as Manager of Borrower, as the voluntary act and deed of said limited liability company.

Dated this      day of                     .

DC-2775 NORTHWOODS PARKWAY, LLC,
a Delaware limited liability company

By:	Carter Validus Operating Partnership, LP,
a Delaware limited partnership, its manager

	By:	Carter Validus Mission Critical Reit, Inc.,
a Maryland corporation, its general partner

By:
John E. Carter,
Chief Executive Officer

(CONTINUED)

STATE OF	)
) ss.
COUNTY OF	)

This instrument was acknowledged before me this      day of March, 2012, by John E. Carter, Chief Executive Officer of Carter Validus Mission Critical REIT, Inc., general partner of Carter Validus Operating Partnership, L.P., manager of DC-2775 Northwoods Parkway, LLC, a Delaware limited liability company, to me known to be the person who executed the foregoing instrument by virtue of the authority vested in him in such capacity and acknowledged that he executed the same as the voluntary act and authorized deed of the limited liability company.

Notary Public, State of
My commission expires: